QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on September 16, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Metropolitan Edison Company
(Exact name of registrant as specified in its charter)

Pennsylvania (State or other jurisdiction of incorporation or organization)	4911 (Primary Standard Industrial Classification Code Number)	23-0870160 (I.R.S. Employer Identification Number)

c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308-1890
(800) 736-3402
(Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

Leila L. Vespoli, Esq.
Senior Vice President and General Counsel
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308-1890
(800) 736-3402
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With copies to:
Lucas F. Torres, Esq. Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, NY 10022 (212) 872-1000 Fax: (212) 872-1002	Douglas E. Davidson, Esq. Thelen Reid & Priest LLP 875 Third Avenue New York, NY 10022-6225 (212) 603-2000 Fax: (212) 603-2001

       Approximate date of commencement of proposed sale of the securities to the public:
As soon as practicable after the registration statement becomes effective.

       If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

       If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box, and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(1)

4.875% Exchange Senior Notes due 2014	$250,000,000	100%	$250,000,000	$31,675

(1)
In accordance with Rule 457(f)(2) under the Securities Act of 1933, the registration fee is based on the book value of the outstanding 4.875% Senior Notes due 2014 of Metropolitan Edison Company to be cancelled in the exchange transaction hereunder.

       The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 16, 2004

PROSPECTUS

Metropolitan Edison Company

Offer To Exchange

$250,000,000
4.875% Exchange Senior Notes
due 2014

for any and all

4.875% Senior Notes
due 2014

        We are offering to exchange up to $250,000,000 in aggregate principal amount of our registered 4.875% Exchange Senior Notes due 2014, which we refer to as the Exchange Notes, for $250,000,000 in aggregate principal amount of our outstanding unregistered 4.875% Senior Notes due 2014, which we refer to as the Original Notes. The terms of the Exchange Notes are identical in all material respects to the terms of the Original Notes, except that the Exchange Notes have been registered under the Securities Act of 1933, and, therefore, the terms relating to transfer restrictions, registration rights and additional interest applicable to the Original Notes are not applicable to the Exchange Notes, and the Exchange Notes will bear different CUSIP numbers.

  •
  This exchange offer will expire at 5:00 p.m., New York City time, on                        , 2004, unless extended.

  •
  All Original Notes that are validly tendered, and not validly withdrawn, will be exchanged. You should carefully review the procedures for tendering the Original Notes beginning on page 15 of this prospectus.

  •
  You may validly withdraw tenders of Original Notes at any time before the expiration of this exchange offer.

  •
  If you fail to tender your Original Notes, you will continue to hold unregistered, restricted securities, and your ability to transfer them could be adversely affected.

  •
  The exchange of Original Notes for Exchange Notes will not be a taxable event for United States federal income tax purposes.

  •
  Original Notes may be exchanged for Exchange Notes only in minimum denominations of $1,000 and integral multiples thereof.

  •
  We will not receive any proceeds from this exchange offer.

  •
  No public market currently exists for the Exchange Notes. We do not intend to apply for listing of the Exchange Notes on any national securities exchange or to arrange for the Exchange Notes to be quoted on any automated quotation system, and, therefore, an active public market is not anticipated.

  •
  Upon the issuance of the Original Notes on March 25, 2004, the first mortgage bonds originally securing the Original Notes and all of our other senior notes previously so secured were released pursuant to the terms of the senior note indenture. As a result, the Original Notes do not, and the Exchange Notes will not, have the benefit of any lien on the property or franchises of the Company.

        Each broker-dealer that receives Exchange Notes for its own account in this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of those Exchange Notes. The related letter of transmittal that is delivered with this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act of 1933. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes the broker-dealer acquired as a result of market-making activities or other trading activities. We have agreed that we will make this prospectus available to any broker-dealer for use in connection with any such resale for a period ending 90 days after the consummation of this exchange offer or, if sooner, the date on which those Exchange Notes held by the broker-dealer have been sold (unless such period is extended pursuant to the registration rights agreement). See "Plan of Distribution" beginning on page 39 of this prospectus.

        Each holder of Original Notes wishing to accept this exchange offer must effect a tender of Original Notes by book-entry transfer into the exchange agent's account at The Depository Trust Company ("DTC"). All deliveries are at the risk of the holder. You can find detailed instructions concerning delivery in the section of this prospectus entitled "The Exchange Offer" beginning on page 15.

        See "Risk Factors" beginning on page 9 for a discussion of factors that you should consider in connection with an investment in Exchange Notes.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

        YOU SHOULD READ THIS ENTIRE DOCUMENT AND THE ACCOMPANYING LETTER OF TRANSMITTAL AND RELATED DOCUMENTS AND ANY AMENDMENTS OR SUPPLEMENTS CAREFULLY BEFORE MAKING YOUR DECISION TO PARTICIPATE IN THIS EXCHANGE OFFER.

The date of this prospectus is                        , 2004.

        This prospectus incorporates by reference important business and financial information about us that is not included in or delivered with this document. Copies of this information are available without charge to any person to whom this prospectus is delivered, upon written or oral request. Written requests should be sent to Metropolitan Edison Company, c/o FirstEnergy Corp., 76 South Main Street, Akron, Ohio 44308-1890, Attention: Investor Services. Oral requests should be made by telephoning (800) 736-3402. To obtain timely delivery, you must request the information no later than                        , 2004, which is five business days before the expiration date of this exchange offer.

        This prospectus is part of a registration statement we filed with the Securities and Exchange Commission. You should rely only on the information we have provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus is accurate only as of the date on the front cover and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Some of the statements contained in this prospectus and incorporated by reference into this prospectus are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 (the Securities Act) and Section 21E of the Securities Exchange Act of 1934 (the Exchange Act). These statements include declarations regarding our or our management's intents, beliefs and current expectations. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential" or "continue" or the negative of such terms or other comparable terminology. Forward-looking statements are not guarantees of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements.

        The forward-looking statements contained and incorporated by reference herein are qualified in their entirety by reference to the following important factors, which are difficult to predict, contain uncertainties, are beyond our control and may cause actual results to differ materially from those contained in forward-looking statements:

  •
  the speed and nature of increased competition and deregulation in the electric utility industry;

  •
  economic or weather conditions affecting future sales and margins;

  •
  changes in markets for energy services;

  •
  changing energy and commodity market prices;

  •
  replacement power costs being higher than anticipated or inadequately hedged;

  •
  maintenance costs being higher than anticipated;

  •
  legislative and regulatory changes (including revised environmental requirements);

  •
  adverse regulatory or legal decisions and the outcome of governmental investigations (including revocation of necessary licenses or operating permits);

  •
  availability and cost of capital;

  •
  the continuing availability and operation of generating units;

  •
  the inability to accomplish or realize anticipated benefits of strategic goals;

  •
  the ability to improve electric commodity margins and to experience growth in the distribution business;

  •
  the ability to access the public securities markets;

  •
  further investigation into the causes of the August 14, 2003 regional power outage and the outcome, cost and other effects of present and potential legal and administrative proceedings and claims related to that outage;

  •
  the risks and other factors discussed from time to time in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2003, as amended, and in this prospectus under the heading "RISK FACTORS"; and

  •
  other similar factors.

        Any forward-looking statements speak only as of the date of this prospectus, and we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements are made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict all of such factors, nor can we assess the impact of any such factor on our business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. The foregoing review of factors should not be construed as exhaustive.

SUMMARY

        This summary highlights selected information from this prospectus. This summary is not complete and may not contain all of the information that you should consider prior to making a decision to exchange Original Notes for Exchange Notes. You should read the entire prospectus carefully, including the "Risk Factors" section beginning on page 9 of this prospectus and the financial statements and notes to these statements incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, the words "Metropolitan Edison," "the company," "we," "our," "ours" and "us" refer to Metropolitan Edison Company.

Metropolitan Edison Company

        We are a wholly-owned electric utility operating subsidiary of FirstEnergy Corp., or FirstEnergy. FirstEnergy is a holding company registered under the Public Utility Holding Company Act of 1935. We provide regulated electric transmission and distribution services to customers in the eastern and south central portions of Pennsylvania. We also provide power to those customers electing to retain us as their power supplier. Our regulatory plan itemizes, or unbundles, the price of electricity into its component elements—including generation, transmission, distribution and transition charges. We also engage in the sale, purchase and interchange of electric energy with other electric companies. The area we serve has a population of approximately 1.3 million.

        Our principal executive offices are located at 76 South Main Street, Akron, Ohio 44308-1890. Our telephone number is (800) 736-3402.

The Exchange Offer

Issuance of the Original Notes	We issued and sold $250,000,000 of 4.875% Senior Notes on March 25, 2004 in a transaction not requiring registration under the Securities Act.

The initial purchasers of the Original Notes sold beneficial interests in the Original Notes to qualified institutional buyers pursuant to Rule 144A of the Securities Act and to non-US persons pursuant to Regulation S of the Securities Act. All of the Original Notes originally issued by us on March 25, 2004 are currently outstanding.
The Exchange Offer; Exchange Notes
We are offering to exchange the Exchange Notes for the Original Notes to satisfy our obligations under the registration rights agreement we entered into when the Original Notes were issued and sold. The Exchange Notes will have been registered under the Securities Act and are of a like principal amount and like tenor of the Original Notes. Noteholders that validly tender their Original Notes and do not validly withdraw such tender before the expiration date will have the benefit of this exchange offer. Original Notes may be exchanged for Exchange Notes only in minimum denominations of $1,000 and integral multiples thereof. In order to exchange your Original Notes, you must validly tender them before the expiration date of this exchange offer.
Expiration Date
5:00 p.m., New York City time, on , 2004, unless extended by us in our sole discretion. If extended, the term expiration date as used in this prospectus will mean the latest date and time to which this exchange offer is extended. We will accept for exchange any and all Original Notes which are validly tendered and not validly withdrawn before 5:00 p.m., New York City time, on the expiration date.

Conditions to the Exchange Offer	This exchange offer is subject to certain customary conditions, some of which we may waive. See "The Exchange Offer—Conditions to the Exchange Offer."
Consequences of Failure to Exchange Your Original Notes
If you fail to validly tender your Original Notes for Exchange Notes in accordance with the terms of this exchange offer, or withdraw your tender, your Original Notes will continue to be subject to transfer restrictions. If you are eligible to participate in this exchange offer and you fail to validly tender your Original Notes, or withdraw your tender, you will not have any further rights under the registration rights agreement, including the right to require us to register your Original Notes, but your Original Notes will remain outstanding and continue to accrue interest. See "The Exchange Offer—Consequences of Failure to Exchange."

Because we anticipate that most holders of Original Notes will elect to exchange their Original Notes, we expect that the liquidity of the markets, if any, for any Original Notes remaining after the completion of this exchange offer will be substantially limited.
Procedures for Tendering Original Notes	If you are a holder of Original Notes who wishes to accept this exchange offer you must:
• complete, sign and date the accompanying letter of transmittal in accordance with the instructions contained in the letter of transmittal; and
• mail or otherwise deliver the letter of transmittal together with the Original Notes and any other required documentation to the exchange agent at the address set forth in this prospectus.

However, if you hold Original Notes through The Depository Trust Company, or DTC, and wish to accept this exchange offer, you must arrange for DTC to transmit required information to the exchange agent in connection with a book-entry transfer. See "The Exchange Offer—Procedures for Tendering Original Notes."

By tendering your Original Notes in either of these manners, you will be making a number of important representations to us, as described under "The Exchange Offer—Resale of Exchange Notes," including that you do not intend to participate in a distribution of the Exchange Notes.

Please do not send your letter of transmittal or certificates representing your Original Notes to us. Those documents should be sent only to the exchange agent. Questions regarding how to tender Original Notes and requests for information should be directed to the exchange agent. See "The Exchange Offer—Exchange Agent."

Guaranteed Delivery Procedures
If you wish to tender your Original Notes and your Original Notes are not immediately available or you cannot deliver your Original Notes, the letter of transmittal or any other documents required by the letter of transmittal to be delivered to the exchange agent, or you are unable to comply with the procedures for book-entry transfer prior to the expiration of this exchange offer, you must tender your Original Notes according to the guaranteed delivery procedures set forth in "The Exchange Offer—Procedures for Tendering Original Notes—Guaranteed Delivery" in order to participate in this exchange offer.
Special Procedures for Beneficial Owners
If your Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Original Notes, we urge you to contact that person promptly and instruct the registered holder to tender your Original Notes on your behalf.

If your Original Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your Original Notes on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your Original Notes to the exchange agent, either make appropriate arrangements to register ownership of the Original Notes in your name or obtain a properly completed note power from the registered holder. Please note that the transfer of registered ownership may take considerable time.
Withdrawal Rights	You may validly withdraw the tender of your Original Notes at any time prior to 5:00 p.m., New York City time, on the expiration date. See "The Exchange Offer—Withdrawal Rights."
Acceptance of Original Notes and Delivery of Exchange Notes
We will accept for exchange any and all Original Notes which are validly tendered and not withdrawn in accordance with the terms and conditions of this exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The Exchange Notes issued pursuant to this exchange offer will be delivered on the earliest practicable date following the exchange date. See "The Exchange Offer—Terms of the Exchange Offer."
Resales of Exchange Notes
We believe that you will be able to offer for resale, resell or otherwise transfer Exchange Notes issued in this exchange offer without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:
• You are acquiring the Exchange Notes in the ordinary course of your business;
• You have no arrangement or understanding with any person to participate in a distribution of the Exchange Notes;
• You are not an affiliate of ours; and

• If you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution of Exchange Notes.

In addition, each participating broker-dealer that receives Exchange Notes for its own account in exchange for Original Notes which were acquired by the broker-dealer as a result of market-making or other trading activities must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the Exchange Notes. A broker-dealer may use this prospectus for an offer to sell, resell or otherwise transfer Exchange Notes. See "Plan of Distribution."

Our belief is based on interpretations by the staff of the Securities and Exchange Commission (SEC) set forth in several no-action letters issued to third parties. The SEC has not considered this exchange offer in the context of a no-action letter, and we cannot be sure that the staff of the SEC would make a similar determination with respect to this exchange offer. See "The Exchange Offer—Resale of Exchange Notes."

If our belief is not accurate and you transfer an Exchange Note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from those requirements, you may incur liability under the Securities Act. We do not and will not assume, or indemnify you against, such liability.
Accrued Interest on the Exchange Notes and Original Notes
Interest on each Exchange Note will accrue from the last date on which interest was paid on the Original Note surrendered in this exchange offer, or if no interest has been paid, from the original date of issuance of the Original Notes.
Material United States Federal Income Tax Consequences
The exchange of Original Notes for Exchange Notes pursuant to this exchange offer will not be a taxable event for United States federal income tax purposes. See "Material United States Federal Income Tax Consequences."
Use of Proceeds	We will not receive any cash proceeds from the issuance of the Exchange Notes. See "Use of Proceeds."
Exchange Agent	The Bank of New York.
Registration Rights Agreement
The registration rights agreement by and among us and the initial purchasers of the Original Notes entitles you to exchange your Original Notes for Exchange Notes with substantially identical terms. This exchange offer satisfies this right. After this exchange offer is completed, you will no longer be entitled to any exchange or registration rights with respect to your Original Notes. However, under the circumstances described in the registration rights agreement, you may require us to file a shelf registration statement under the Securities Act. See "The Exchange Offer—Purpose of the Exchange Offer" and "The Exchange Offer—Consequences of Failure to Exchange."

The Exchange Notes

Securities Offered	We are offering $250,000,000 aggregate principal amount of 4.875% Exchange Senior Notes due 2014.
General
The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Original Notes, except that the Exchange Notes (i) will be registered under the Securities Act and, therefore, will not be subject to the restrictions on transfer applicable to the Original Notes, (ii) will bear a different CUSIP number and (iii) will not be entitled to the rights of holders of Original Notes under the registration rights agreement we entered into when the Original Notes were issued and sold. The Exchange Notes will evidence the same debt as the Original Notes and will be entitled to the benefits of the senior note indenture. See "Description of the Exchange Notes."
Maturity	The Exchange Notes will mature on April 1, 2014.
Interest
Interest on the Exchange Notes will accrue at a rate of 4.875% per annum. Interest on the Exchange Notes will accrue from the last date on which interest was paid on the Original Notes surrendered in the exchange offer, or, if no interest has been paid, from the original date of issuance of the Original Notes, and will be payable semi-annually in arrears on each April 1 and October 1.
Indenture	We will issue the Exchange Notes under the indenture dated as of July 1, 1999 between us and The Bank of New York, as successor senior note trustee (the "senior note indenture").
Optional Redemption	The Exchange Notes will be redeemable in whole or in part, at our option, at any time at a redemption price equal to the greater of
• 100% of the principal amount of the Exchange Notes being redeemed, and
•
the sum of the present values of the remaining scheduled payments of principal and interest (excluding the portion of any such interest accrued to the redemption date) on the Exchange Notes being redeemed discounted to the redemption date semiannually (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate (as defined below) plus 20 basis points, plus, in each case, accrued and unpaid interest on the Exchange Notes being redeemed to the date of redemption. See "Description of Exchange Notes—Optional Redemption."
Security and Ranking
The Exchange Notes will be our unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness, which includes our other outstanding senior notes that, together with the Original Notes, are no longer secured by our first mortgage bonds as a result of the occurrence of the "release date" under the senior note indenture. Upon issuance of the Original Notes on March 25, 2004, the release date occurred because on such date the senior note trustee held senior note mortgage bonds constituting more than 80% in aggregate principal amount of all of our outstanding first mortgage bonds.

As of July 31, 2004, we had $778,318,000 of long-term debt, of which $120,020,000 consisted of first mortgage bonds and $650,000,000 consisted of senior unsecured indebtedness, including the Original Notes.
Limitation on Liens
So long as any Exchange Notes are outstanding, we may not issue, assume, guarantee or permit to exist any debt secured by any lien upon any of our operating property (other than excepted property under the senior note indenture), except for certain permitted secured debt, without effectively securing all outstanding senior notes, including the Senior Notes, equally and ratably with that debt (but only so long as such debt is secured). See "Description of Exchange Notes—Certain Covenants—Limitation on Liens."
Limitation on Sale and Lease-Back Transactions
So long as any Exchange Notes are outstanding, we may not enter into or permit to exist any sale and lease-back transaction with respect to any Operating Property (as defined herein) (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchasers' commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of that Operating Property or the placing in operation of that Operating Property or of that Operating Property as constructed or developed or substantially repaired, altered or improved. See "Description of Exchange Notes—Certain Covenants—Limitation on Sale and Lease-Back Transactions."

Risk Factors	You should carefully read and consider, in addition to matters set forth elsewhere in this prospectus, the information in the "RISK FACTORS" section beginning on page 9.
Further Issuances
We may from time to time, without the consent of the holders of the Exchange Notes or our other debt securities, create and issue further debt securities having the same terms and conditions as the Exchange Notes so that the further issuance is consolidated and forms a single series with the previously outstanding Exchange Notes.
Form and Denomination	The Exchange Notes will be issued in fully registered form only in denominations of $1,000 and integral multiples thereof.
DTC Eligibility	The Exchange Notes will be represented by a Global Certificate deposited with, or on behalf of, The Depository Trust Company (DTC) or its nominee. See "Description of Exchange Notes—Book-Entry."
Trustee and Paying Agent	The Bank of New York.
Governing Law	The senior note indenture and the Original Notes are, and the Exchange Notes will be, governed by, and construed in accordance with, the laws of the State of New York.

RISK FACTORS

        You should consider the following risk factors, in addition to the other information presented in this prospectus and the documents incorporated by reference into this prospectus, in evaluating us, our business and whether to participate in this exchange offer. Any of the following risks, as well as other risks and uncertainties, could harm the value of the Exchange Notes directly or our business and financial results and thus indirectly cause the value of the Exchange Notes to decline, which in turn could cause you to lose all or part of your investment. The risks below are not the only ones related to us or the Exchange Notes. Additional risks not currently known to us or that we currently deem immaterial also may impair our business and cause the value of the Exchange Notes to decline. See "Cautionary Note Regarding Forward-Looking Statements."

Risks Related to our Business and Industry

We are subject to complex and changing government regulations that may require increased expense and/or changes in business strategy that could have a negative impact on our results of operations.

        We are subject to comprehensive regulation by various federal, state and local regulatory agencies that significantly influences our operating environment. We are required to have numerous permits, approvals and certificates from the agencies that regulate our business. We believe the necessary permits, approvals and certificates have been obtained for our existing operations and that our business is conducted in accordance with applicable laws; however, we are unable to predict the impact on our operating results from the future regulatory activities of any of these agencies. Changes in or reinterpretations of existing laws or regulations or the imposition of new laws or regulations may require us to incur additional expenses or change the way we run our businesses, and therefore may have an adverse impact on our results of operations.

        Our retail rates, conditions of service, issuance of securities and other matters are subject to regulation by the Pennsylvania Public Utility Commission ("PPUC"). With respect to our wholesale and interstate electric operations and rates, including regulation of our accounting policies and practices, we are subject to regulation by the Federal Energy Regulatory Commission ("FERC"). Decisions by either of these regulatory bodies could affect us adversely for the reasons described above.

        In particular, on January 16, 2004, the PPUC initiated a formal investigation of our level of compliance with the Pennsylvania Public Utility Code and the PPUC's regulations and orders with regard to reliable electric service. The investigation is to determine whether our reliability performance (and that of our Pennsylvania utility affiliates) has deteriorated to a point below the level of service reliability that existed prior to the implementation of electric restructuring in Pennsylvania. Discovery has commenced in the proceeding and we filed testimony on May 7, 2004. On June 21, 2004, intervenors filed rebuttal testimony and we filed surrebuttal testimony on July 23, 2004. Hearings were held in early August 2004 and the administrative law judge has been directed to issue a recommended decision by September 30, 2004, in order to allow the PPUC time to issue a final order by the end of 2004. Although civil fines and penalties are not within the scope of this proceeding, we cannot predict what corrective actions may be imposed on us if our service reliability is found to have deteriorated below pre-restructuring levels.

Restructuring and deregulation in the electric utility industry may result in unrecoverable costs that could adversely affect our business and results of operations.

        As a result of the actions taken by state legislative bodies over the last few years, major changes in the electric utility business have occurred and are continuing to take place in parts of the United States, including Pennsylvania, where we operate. These changes have resulted in fundamental alterations in the way utilities, like ours, conduct their business.

        Beginning in 1999, all of our customers were able to select alternative energy suppliers as a result of legislation in Pennsylvania which restructured the electric utility industry. The PPUC authorized our rate restructuring plan, establishing separate charges for transmission, distribution, generation and stranded cost recovery, which is recovered through a competitive transition charge.

        Subsequent to our restructuring settlement and as disclosed in our filings with the SEC, various proceedings before the PPUC and in the courts have addressed issues regarding how we recover costs related to restructuring.

        The FERC and the United States Congress are also proposing significant changes in the structure and conduct of the utility industry. The FERC's ongoing efforts to promote regional transmission organizations like the PJM Interconnection, which includes us as a transmission owner, for example, may affect how we operate and our costs of doing business. If these and other restructuring and deregulation-related efforts and proceedings result in unrecoverable costs, our business and results of operations may be adversely affected. We cannot predict the extent and timing of further efforts to restructure, deregulate or re-regulate us or our industry.

Our facilities may not operate as planned, which may increase our expenses or decrease our revenues and, thus, have an adverse effect on our financial performance.

        Operation of transmission and distribution facilities involves risks, including the breakdown or failure of equipment or processes, accidents, labor disputes and performance below expected levels. In addition, weather-related incidents and other natural disasters can disrupt transmission and distribution delivery systems. Any of these occurrences could result in increased expenses, including higher maintenance costs that we may not be able to recover from customers. Moreover, if we are unable to perform our contractual obligations, penalties or damages may result.

Our operating results are affected by weather conditions and may fluctuate on a seasonal and quarterly basis.

        Weather conditions directly influence the demand for electric power. In addition, we have historically delivered less power, and consequently earned less revenue, when weather conditions are milder. Severe weather, such as tornadoes, hurricanes and storms, may cause outages and property damage which may require us to incur additional expenses that we may not be able to recover from customers. The effect of the failure of our facilities to operate as planned, as described above, would be particularly burdensome during a peak demand period.

A downgrade in our credit rating could negatively affect our ability to access capital.

        On December 23, 2003, Standard & Poors Ratings Services ("S&P") lowered its corporate credit ratings on FirstEnergy and its regulated utility subsidiaries to "BBB-" from "BBB" and lowered FirstEnergy's senior unsecured debt rating to "BB+" from "BBB-". Except for our affiliate Ohio Edison Company's ("Ohio Edison") senior secured issue rating, which was left unchanged, all other subsidiary ratings were lowered one notch as well. The ratings were removed from CreditWatch with negative implications, where they had been placed by S&P on August 18, 2003, and the ratings outlook returned to stable. The rating action followed a revision in S&P's assessment of FirstEnergy's consolidated business risk profile to "6" from "5" ("1" equals low risk, "10" equals high risk), with S&P citing operational and management challenges as well as heightened regulatory uncertainty for its revision of our business risk assessment score. S&P's rationale for its revisions in these ratings included uncertainty regarding the timing of FirstEnergy's Ohio rate plan filing, the outcome of the joint United States-Canadian task force's then pending final report on the August 14, 2003 regional power outage, the outcome of the remedial phase of the Clean Air Act litigation relating to Ohio Edison's Sammis plant, and the extended outage at our other affiliates' Davis-Besse Nuclear Power Station and related pending subpoena. S&P further stated that the restart of Davis-Besse and a supportive Ohio rate plan extension would be vital positive developments that would aid an upgrade of FirstEnergy's ratings. The

Davis-Besse restart has been completed and on April 4, 2004, Davis-Besse began operating at 100% capacity. On August 4, 2004, the Public Utilities Commission of Ohio approved a Rate Stabilization Plan that, among other things, extends generation price stabilization through 2008, subject to a three year competitive bid process.

        To reflect the occurrence of the "release date" under the senior note indenture, upon their issuance on March 25, 2004, the Original Notes were assigned the senior unsecured rating of BBB- by S&P. On August 26, 2004, S&P lowered the ratings of our other outstanding senior notes to BBB- from BBB to conform the ratings of all of our outstanding senior notes.

        On February 6, 2004, Moody's Investors Service ("Moody's") downgraded FirstEnergy's senior unsecured debt to Baa3 from Baa2, our senior secured debt and that of our affiliates, Jersey Central Power & Light Company ("Jersey Central") and Pennsylvania Electric Company ("Penelec"), to Baa1 from A2, Jersey Central's preferred stock rating to Ba1 from Baa2 and the senior unsecured rating of Penelec to Baa2 from A2. The ratings of FirstEnergy's other operating subsidiaries were confirmed and the ratings outlook for all securities returned to stable. Moody's said that the lower ratings were prompted by: "1) high consolidated leverage with significant holding company debt, 2) a degree of regulatory uncertainty in the service territories in which the company operates, 3) risks associated with investigations of the causes of the August 2003 blackout, and related securities litigation, and 4) a narrowing of the ratings range for the FirstEnergy operating utilities, given the degree to which FirstEnergy increasingly manages the utilities as a single system and the significant financial interrelationship among the subsidiaries."

        If Moody's or S&P were to further downgrade our or our affiliates' credit ratings, particularly to below investment grade, our ability to access the capital markets would be negatively affected and our borrowing costs would increase, which could adversely impact our financial results. In addition, we could be required to provide further assurance of payment to the suppliers of the power that we use to serve our basic generation service customers and we would likely be required to pay a higher interest rate in future financings. Our potential pool of investors and funding sources could decrease and our liquidity could be adversely affected.

Risks Related to this Exchange Offer

If you do not properly tender your original notes for exchange notes, you will continue to hold unregistered notes which are subject to transfer restrictions.

        We will only issue Exchange Notes in exchange for Original Notes that are received by the exchange agent in a timely manner together with all required documents. Therefore, you should allow sufficient time to ensure timely delivery of the Original Notes, and you should carefully follow the instructions on how to tender your Original Notes set forth under "The Exchange Offer—Procedures for Tendering Original Notes" and in the letter of transmittal that you receive with this prospectus. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the Original Notes.

        If you do not tender your Original Notes or if we do not accept your Original Notes because you did not tender your Original Notes properly, you will continue to hold Original Notes. Any Original Notes that remain outstanding after the expiration of this exchange offer will continue to be subject to restrictions on their transfer in accordance with the Securities Act. After the expiration of this exchange offer, holders of Original Notes will not (with limited exceptions) have any further rights to have their Original Notes registered under the Securities Act. In addition, if you tender your Original Notes for the purpose of participating in a distribution of the Exchange Notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes. If you continue to hold any Original Notes after this exchange offer is completed, you may have difficulty selling them because of the restrictions on transfer and because there will be fewer Original Notes outstanding. The value of the remaining Original Notes could be adversely affected by the conclusion of this exchange offer. There may be no market for the remaining Original Notes and thus you may be unable to sell such notes.

If an active trading market does not develop for the exchange notes, you may be unable to sell the exchange notes or to sell them at a price you deem sufficient.

        The Exchange Notes will be new securities for which there is no established trading market. We do not intend to apply for listing of the Exchange Notes on any national securities exchange or to arrange for the Exchange Notes to be quoted on any automated system. We provide no assurance as to:

  •
  the liquidity of any trading market that may develop for the Exchange Notes;

  •
  the ability of holders to sell their Exchange Notes; or

  •
  the price at which holders would be able to sell their Exchange Notes.

        Even if a trading market develops, the Exchange Notes may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including:

  •
  prevailing interest rates;

  •
  the number of holders of the Exchange Notes;

  •
  the interest of securities dealers in making a market for the Exchange Notes; and

  •
  our operating results.

        If a market for the Exchange Notes does not develop, purchasers may be unable to resell the Exchange Notes for an extended period of time. Consequently, a holder of Exchange Notes may not be able to liquidate its investment readily, and the Exchange Notes may not be readily accepted as collateral for loans. In addition, market-making activities will be subject to restrictions of the Securities Act and the Exchange Act.

        In addition, if a large number of holders of Original Notes do not tender Original Notes or tender Original Notes improperly, the limited amount of Exchange Notes that would be issued and outstanding after we complete this exchange offer could adversely affect the development of a market for the Exchange Notes.

If you are a broker-dealer, your ability to transfer the original notes may be restricted.

        A broker-dealer that purchased Original Notes for its own account as part of market-making or trading activities must deliver a prospectus when it sells the Exchange Notes. Our obligation to make this prospectus available to broker-dealers is limited. Consequently, we cannot guarantee that a proper prospectus will be available to broker-dealers wishing to resell their Exchange Notes.

USE OF PROCEEDS

        This exchange offer is intended to satisfy some of our obligations under the related registration rights agreement.

        We will not receive any cash proceeds from the issuance of the Exchange Notes in this exchange offer. In consideration for issuing the Exchange Notes as contemplated in this prospectus, we will receive outstanding Original Notes in like principal amount. We will cancel all Original Notes surrendered to us in this exchange offer.

        We used a portion of the net proceeds from the sale of the Original Notes to redeem our subordinated debentures in connection with the concurrent redemption of $100,000,000 aggregate principal amount of the 7.35% trust preferred securities due 2039 of Met Ed Capital Trust and $40,000,000 aggregate principal amount of our Medium-Term Notes, 6.34% Series B due 2004. The remaining proceeds were used to repay short-term debt and for general corporate purposes.

CAPITALIZATION AND SHORT-TERM DEBT

        The following table shows our capitalization and short-term debt on a consolidated basis as of June 30, 2004.

	Actual June 30, 2004
	Amount	% of Total
	(Dollars In Thousands)
Short-Term Debt	$—	—%
Capitalization:
Common stockholder's equity	1,285,212	62.3%
Long-term debt(a)	778,427	37.7%

Total Capitalization and Short-Term Debt	$2,063,639	100.0%

(a)
Including long-term debt payable within one year.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

        The following consolidated financial information should be read in conjunction with the consolidated financial statements contained in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the SEC.

						Six Months Ended June 30, 2004
				Year Ended December 31,
	Jan. 1–Nov. 6, 2001		Nov. 7–Dec. 31, 2001
				2002	2003
	(Dollars in thousands)
Income Summary:
Operating Revenues	$824,556	:	$143,760	$986,608	$971,020	$502,942
Operating Income	102,247	:	17,367	91,271	83,084	36,829
Net Income	62,381	:	14,617	63,224	61,170	24,709
Consolidated Ratio of Earnings to Fixed Charges*	3.08	: :	4.29	3.09	3.25	2.67

We were formerly a wholly-owned subsidiary of GPU, Inc., which merged with FirstEnergy on November 7, 2001. Pre-merger period and post-merger period financial results are separated by a heavy black line.

*
The ratio of earnings to fixed charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings consist of income before extraordinary items adding back fixed charges and the provision for income taxes. Fixed charges consist of interest on long-term debt, other interest expense, and an estimate of the interest portion of all rentals charged to income.

THE EXCHANGE OFFER

General

        We are offering to exchange up to $250,000,000 in aggregate principal amount of Exchange Notes for the same aggregate principal amount of Original Notes, properly tendered and not validly withdrawn before the expiration date. Unlike the Original Notes, the Exchange Notes will be registered under the Securities Act. We are making this exchange offer for all of the Original Notes. Your participation in this exchange offer is voluntary, and you should carefully consider whether to accept this offer.

        On the date of this prospectus, $250,000,000 in aggregate principal amount of Original Notes are outstanding. Our obligations to accept Original Notes for Exchange Notes pursuant to this exchange offer are limited by the conditions listed below under "The Exchange Offer—Conditions to the Exchange Offer." We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose of the Exchange Offer

        On March 25, 2004, we issued and sold $250,000,000 in aggregate principal amount of Original Notes in a transaction exempt from the registration requirements of the Securities Act. The initial purchasers of the Original Notes subsequently resold the Original Notes to qualified institutional buyers in reliance on Rule 144A under the Securities Act and under Regulation S under the Securities Act.

        Because the transactions were exempt from registration under the Securities Act, a holder may reoffer, resell or otherwise transfer Original Notes only if the Original Notes are registered under the Securities Act or if an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.

        In connection with the issuance and sale of the Original Notes, we entered into a registration rights agreement with the initial purchasers of the Original Notes, which requires us to (i) prepare and, as soon as practicable following the date of original issuance of the Original Notes (March 25, 2004), file with the SEC an exchange offer registration statement with respect to this exchange offer and the issuance and delivery to the holders, in exchange for the Original Notes, a like principal amount of Exchange Notes, (ii) use our reasonable best efforts to cause the exchange offer registration statement to be declared effective under the Securities Act not later than 180 calendar days following the date of original issuance of the Original Notes, (iii) use our reasonable best efforts to keep the exchange offer registration statement effective until the closing of this exchange offer and (iv) use our reasonable best efforts to cause this exchange offer to be consummated within 210 calendar days following the date of original issuance of the Original Notes. In addition, there are circumstances under which we are required to file a shelf registration statement with respect to resales of the Original Notes. The registration rights agreement also provides that if neither this exchange offer is consummated nor a shelf registration statement is declared effective within 210 calendar days of the date of original issuance of the Original Notes, the annual interest rate borne by the Original Notes will be increased by 0.25% per annum commencing on the date that is 210 days after the date of original issuance of the Original Notes until this exchange offer is consummated or the shelf registration statement is declared effective. We have filed a copy of the registration rights agreement as an exhibit to the registration statement on Form S-4 with respect to the Exchange Notes offered by this prospectus.

        We are making this exchange offer to satisfy our obligations under the registration rights agreement. Holders of Original Notes who do not tender their Original Notes or whose Original Notes are tendered but not accepted will have to rely on an applicable exemption from registration requirements under the Securities Act and applicable state securities laws in order to sell their Original Notes.

        The Exchange Notes will be issued in a like principal amount and will be identical in all material respects to the Original Notes, except that the Exchange Notes will be registered under the Securities Act, will be issued without a restrictive legend, will bear different CUSIP numbers and will not be entitled to the rights of holders of Original Notes under the registration rights agreement, including additional interest. Consequently, the Exchange Notes, unlike the Original Notes, may be resold by a holder without any restrictions on their transfer under the Securities Act.

Resale of Exchange Notes

        We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the Exchange Notes issued pursuant to this exchange offer in exchange for the Original Notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on existing interpretations of the Securities Act by the staff of the SEC set forth in several no-action letters to third parties, and subject to the immediately following sentence, we believe that the Exchange Notes to be issued pursuant to this exchange offer in exchange for Original Notes may be offered for resale, resold and otherwise transferred by any holder of Exchange Notes (other than holders who are broker-dealers) without further compliance with the registration and prospectus delivery requirements of the Securities Act. However, any purchaser of the Original Notes who is an affiliate of ours or who intends to participate in this exchange offer for the purpose of distributing the Exchange Notes, or any broker-dealer who purchased the Original Notes from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act, (i) will not be able to rely on the interpretations of the staff of the SEC set forth in the above-mentioned no-action letters, (ii) will not be entitled to tender its Original Notes in this exchange offer and (iii) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any sale or transfer of the Original Notes unless such sale or transfer is made pursuant to an exemption from such requirements. Because the SEC has not considered our exchange offer in the context of a no-action letter, we cannot assure you that the staff would make a similar determination with respect to this exchange offer.

        If you participate in this exchange offer, you must represent to us, among other things, that:

  (i)    any Exchange Notes you receive will be acquired in the ordinary course of business;

  (ii)    you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes;

  (iii)    you are not an "affiliate" (as defined in Rule 405 of the Securities Act) of ours;

  (iv)    if you are not a broker-dealer, you are not engaged in, and do not intend to engage in, the distribution (within the meaning of the Securities Act) of the Exchange Notes; and

  (v)    if you are a participating broker-dealer that will receive Exchange Notes for your own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, you acknowledge that you will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

        Any holder that is not able to make these representations or certain similar representations will not be entitled to participate in this exchange offer and, therefore, will not be permitted to exchange its Original Notes for Exchange Notes.

        This exchange offer is not being made to, nor will we accept tenders for exchange from, holders of Original Notes in any jurisdiction in which this exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange Offer

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any Original Notes validly tendered and not withdrawn before expiration of this exchange offer. The date of acceptance for exchange of the Original Notes and completion of this exchange offer is the exchange date, which will be the first business day following the expiration date unless we extend the date as described in this prospectus. The Original Notes may be tendered only in integral multiples of $1,000. We will issue $1,000 principal amount of Exchange Notes in exchange for each $1,000 principal amount of Original Notes surrendered under this exchange offer. The Exchange Notes will be delivered on the earliest practicable date following the exchange date.

        The form and terms of the Exchange Notes will be substantially identical to the form and terms of the Original Notes, except the Exchange Notes:

  (i)    will be registered under the Securities Act;

  (ii)    will not bear legends restricting their transfer;

  (iii)    will bear different CUSIP numbers; and

  (iv)    will not be entitled to the rights of holders of Original Notes under the registration rights agreement, including additional interest.

        The Exchange Notes will evidence the same debt as the Original Notes. The Exchange Notes will be issued under and entitled to the benefits of the senior note indenture, as described below, under which the Original Notes were issued.

        This exchange offer is not conditioned upon any minimum aggregate principal amount of Original Notes being tendered for exchange. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding Original Notes. There will be no fixed record date for determining registered holders of Original Notes entitled to participate in this exchange offer.

        We intend to conduct this exchange offer in accordance with the applicable requirements of the Securities Act, Exchange Act and rules and regulations of the SEC. Original Notes that are not exchanged in this exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the senior note indenture relating to the Original Notes and Exchange Notes. Holders of Original Notes do not have any appraisal or dissenters rights under the senior note indenture in connection with this exchange offer.

        We will be deemed to have accepted for exchange validly tendered Original Notes when we have given oral (promptly confirmed in writing) or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the holders of Original Notes who surrender them in this exchange offer for the purposes of receiving Exchange Notes from us and delivering Exchange Notes to their holders. The exchange agent will make the exchange as promptly as practicable on or after the date of acceptance for exchange of Original Notes. We expressly reserve the right to amend or terminate this exchange offer and not to accept for exchange any Original Notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under "The Exchange Offer—Conditions to the Exchange Offer."

        Holders who tender Original Notes in this exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of Original Notes. We will pay all charges and expenses, other than applicable taxes described below, in connection with this exchange offer. It is important that you read "The Exchange Offer—Solicitation of Tenders; Fees and Expenses" and "The Exchange Offer—Transfer Taxes" below for more details regarding fees and expenses incurred in this exchange offer.

        Any Original Notes not tendered for exchange will be entitled to the benefits of the senior note indenture. If any tendered Original Notes are not accepted for exchange because of an invalid tender or the occurrence of certain other events, such Original Notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

Expiration Date; Extension; Termination; Amendment

        This exchange offer will expire at 5:00 p.m., New York City time, on                        , 2004, unless we have extended the period of time that this exchange offer is open. The expiration date will be at least 20 business days after the date we mail notice of this exchange offer to DTC.

        We reserve the right to extend the period of time that this exchange offer is open, and delay acceptance for exchange of any Original Notes, by giving oral (promptly confirmed in writing) or written notice to the exchange agent and by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any extension, all Original Notes previously tendered will remain subject to this exchange offer unless validly withdrawn.

        We also reserve the right, in our sole discretion, to:

  (i)    end or amend this exchange offer and not to accept for exchange any Original Notes not previously accepted for exchange upon the occurrence of any of the events specified below under "The Exchange Offer—Conditions to the Exchange Offer" that have not been waived by us; and

  (ii)    amend the terms of this exchange offer in any manner.

        If any termination or amendment occurs, we will notify the exchange agent and will either issue a press release or give oral or written notice to holders of Original Notes as promptly as practicable.

        Exchange Notes will only be issued after the exchange agent timely receives (1) a properly completed and duly executed letter of transmittal (or facsimile thereof or an agent's message (as hereinafter defined) in lieu thereof) and (2) all other required documents. However, we reserve the absolute right to waive any defects or irregularities in the tender or conditions of this exchange offer.

        Original Notes that are not accepted for exchange, and those Original Notes submitted for a greater principal amount than the tendering holder desires to exchange, will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

Procedures For Tendering Original Notes

  Valid Tender

        Except as set forth below, in order for Original Notes to be validly tendered pursuant to this exchange offer, either (i) (a) a properly completed and duly executed letter of transmittal (or facsimile thereof) or an electronic message agreeing to be bound by the letter of transmittal properly transmitted through DTC's Automated Tender Offer Program ("ATOP") for a book-entry transfer, with any required signature guarantees and any other required documents, must be received by the exchange agent at the address or the facsimile number set forth under "The Exchange Offer—Exchange Agent" on or prior to the expiration date and (b) tendered Original Notes must be received by the exchange agent, or such Original Notes must be tendered pursuant to the procedures for book-entry transfer set forth below and a book-entry confirmation must be received by the exchange agent, in each case on or prior to the expiration date, or (ii) the guaranteed delivery procedures set forth below must be complied with. To receive confirmation of valid tender of Original Notes, a holder should contact the exchange agent at the telephone number listed under "The Exchange Offer—Exchange Agent."

        If less than all of the Original Notes are tendered, a tendering holder should fill in the amount of Original Notes being tendered in the appropriate box on the letter of transmittal. The entire amount of Original Notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.

        If any letter of transmittal, endorsement, note power, power of attorney or any other document required by the letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing. Unless waived by us, evidence satisfactory to us of such person's authority to so act also must be submitted.

        Any beneficial owner of Original Notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee is urged to contact such entity promptly if such beneficial holder wishes to participate in this exchange offer.

        The method of delivering Original Notes, the letter of transmittal and all other required documents is at the option and sole risk of the tendering holder. Delivery will be deemed made only when actually received by the exchange agent. Instead of delivery by mail, it is recommended that holders use an overnight or hand delivery service. In all cases, sufficient time should be allowed to assure timely delivery and proper insurance should be obtained. No Original Note, letter of transmittal or other required document should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect these transactions for them.

  Book-Entry Transfer

        The exchange agent has established an account with respect to the Original Notes at DTC for purposes of this exchange offer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may utilize DTC's ATOP procedures to tender Original Notes. Any participant in DTC may make book-entry delivery of Original Notes by causing DTC to transfer the Original Notes into the exchange agent's account in accordance with DTC's ATOP procedures for transfer.

        However, the exchange for the Original Notes so tendered will be made only after a book-entry confirmation of such book-entry transfer of Original Notes into the exchange agent's account and timely receipt by the exchange agent of an agent's message and any other documents required by the letter of transmittal. The term "agent's message" means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, which states that DTC has received an express acknowledgment from a participant tendering Original Notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.

Delivery of documents to DTC does not constitute delivery to the exchange agent.

  Signature Guarantees

        Certificates for Original Notes need not be endorsed and signature guarantees on a letter of transmittal or a notice of withdrawal, as the case may be, are unnecessary unless (i) a certificate for Original Notes is registered in a name other than that of the person surrendering the certificate or (ii) a registered holder completes the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" in the letter of transmittal. In the case of (i) or (ii) above, such certificates for Original Notes must be duly endorsed or accompanied by a properly executed note power, with the endorsement or signature on the note power and on the letter of transmittal or the notice of withdrawal, as the case may be, guaranteed by a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934 as an "eligible guarantor institution," including (as such terms are defined therein) (i) a bank, (ii) a broker, dealer, municipal securities broker or dealer or government securities broker or dealer, (iii) a credit union, (iv) a national securities exchange, registered securities association or clearing agency or (v) a savings association that is a participant in a Securities Transfer Association (each an "Eligible Institution"), unless an Original Note is surrendered for the account of an Eligible Institution. See Instruction 2 to the letter of transmittal.

  Guaranteed Delivery

        If a holder desires to tender Original Notes pursuant to this exchange offer and the certificates for such Original Notes are not immediately available or time will not permit all required documents to reach the exchange agent before the expiration date, or the procedures for book-entry transfer cannot be completed on a timely basis, such Original Notes may nevertheless be tendered, provided that all of the following guaranteed delivery procedures are complied with:

  (i)    such tenders are made by or through an Eligible Institution;

  (ii)    prior to the expiration date, the exchange agent receives from the Eligible Institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form accompanying the letter of transmittal, or an electronic message through ATOP with respect to guaranteed delivery for book-entry transfers, setting forth the name and address of the holder of Original Notes and the amount of Original Notes tendered, stating that the tender is being made thereby and guaranteeing that within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery, or transmission of such electronic message through ATOP for book-entry transfers, the certificates for all physically tendered Original Notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and any other documents required by the letter of transmittal will be deposited by the Eligible Institution with the exchange agent; and

  (iii)    the certificates (or book-entry confirmation) representing all tendered Original Notes, in proper form for transfer, together with a properly completed and duly executed letter of transmittal with any required signature guarantees (or a facsimile thereof), or a properly transmitted electronic message through ATOP in the case of book-entry transfers, and any other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange, Inc. trading days after the date of execution of the notice of guaranteed delivery or transmission of such electronic message through ATOP with respect to guaranteed delivery for book-entry transfers.

  Determination of Validity

        We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered Original Notes. Our determination will be final and binding. We reserve the absolute right to reject any Original Notes not properly tendered or any Original Notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular Original Notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.

        Unless waived, any defects or irregularities in connection with tenders of Original Notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of Original Notes, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of Original Notes will not be deemed made until those defects or irregularities have been cured or waived. Any Original Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable after withdrawal, rejection of tender or termination of this exchange offer.

Withdrawal Rights

        You may withdraw your tender of Original Notes at any time before 5:00 p.m., New York City time, on the expiration date.

        For a withdrawal to be effective, the exchange agent must receive a computer generated notice of withdrawal, transmitted by DTC on behalf of the holder in accordance with the standard operating procedure of DTC or a written notice of withdrawal, sent by facsimile transmission, receipt confirmed by telephone, or letter, before the expiration date.

        Any notice of withdrawal must:

  (i)    specify the name of the person that tendered the Original Notes to be withdrawn;

  (ii)    identify the Original Notes to be withdrawn, including the certificate number or numbers (if in certificated form) and principal amount of such Original Notes;

  (iii)    include a statement that the holder is withdrawing its election to have the Original Notes exchanged;

  (iv)    be signed by the holder in the same manner as the original signature on the letter of transmittal by which the Original Notes were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the senior note indenture register the transfer of the Original Notes into the name of the person withdrawing the tender; and

  (v)    specify the name in which any of the Original Notes are to be registered, if different from that of the person that tendered the Original Notes.

        The exchange agent will return the properly withdrawn Original Notes promptly following receipt of a notice of withdrawal. If Original Notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Original Notes or otherwise comply with DTC's procedures.

        Any Original Notes withdrawn will not have been validly tendered for exchange for purposes of this exchange offer. Any Original Notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of this exchange offer. In the case of Original Notes tendered by book-entry transfer into the exchange agent's account at DTC pursuant to its book-entry transfer procedures, the Original Notes will be credited to an account with DTC specified by the holder, as soon as practicable after withdrawal, rejection of tender or termination of this exchange offer. Properly withdrawn Original Notes may be retendered by following one of the procedures described under "The Exchange Offer—Procedures for Tendering Original Notes" above at any time on or before the expiration date.

Acceptance of Original Notes for Exchange; Delivery of Exchange Notes

        Upon satisfaction or waiver of all of the conditions to this exchange offer, we will accept, promptly after the exchange date, all Original Notes validly tendered and will issue the Exchange Notes promptly after the acceptance. Please refer to the section in this prospectus entitled "The Exchange Offer—Conditions to the Exchange Offer" below. For purposes of this exchange offer, we will be deemed to have accepted validly tendered Original Notes for exchange when we give notice of acceptance to the exchange agent.

        For each Original Note accepted for exchange, the holder of the Original Note will receive an Exchange Note having a principal amount at maturity equal to that of the surrendered Original Note.

        In all cases, delivery of Exchange Notes in exchange for Original Notes tendered and accepted for exchange pursuant to this exchange offer will be made only after timely receipt by the exchange agent of:

  (i)
  Original Notes or a book-entry confirmation of a book-entry transfer of Original Notes into the exchange agent's account at DTC;

  (ii)
  a properly completed and duly executed letter of transmittal or an electronic message agreeing to be bound by the letter of transmittal properly transmitted through ATOP with any required signature guarantees; and

  (iii)
  any other documents required by the letter of transmittal.

        Accordingly, the delivery of Exchange Notes might not be made to all tendering holders at the same time and will depend upon when Original Notes, book-entry confirmations with respect to Original Notes and other required documents are received by the exchange agent.

Conditions to the Exchange Offer

        We are required to accept for exchange, and to issue Exchange Notes in exchange for, any Original Notes duly tendered and not validly withdrawn pursuant to this exchange offer and in accordance with the terms of this prospectus and the accompanying letter of transmittal.

        We will not be required to accept for exchange, or to issue Exchange Notes in exchange for, any Original Notes, if:

  (i)
  this exchange offer, or the making of any exchange by a holder, would violate applicable law or any applicable interpretation of the staff of the SEC;

  (ii)
  the Original Notes are not tendered in accordance with the terms of this exchange offer;

  (iii)
  each holder of Original Notes exchanged in this exchange offer has not represented that all Exchange Notes to be received by it shall be acquired in the ordinary course of its business, that is not an affiliate of ours and that at the time of the consummation of this exchange offer it shall have no arrangement or understanding with any person to participate in any distribution (within the meaning of the Securities Act) of the Exchange Notes and shall not have made such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to render the use of the registration statement of which this prospectus is a part available; or

  (iv)
  any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to this exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with this exchange offer.

        In addition, we will not be obligated to accept for exchange the Original Notes of any holder who has not made to us the representations described under "The Exchange Offer—Resale of Exchange Notes" and "Plan of Distribution".

        In addition, we will not accept for exchange any Original Notes tendered, and no Exchange Notes will be issued in exchange for those Original Notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the senior note indenture under the Trust Indenture Act of 1939. In any of those events we are required to use reasonable efforts to obtain the withdrawal of any stop order at the earliest possible time.

Exchange Agent

        We have appointed The Bank of New York as the exchange agent for this exchange offer. You should direct questions and requests for assistance, in each case, with respect to exchange offer procedures, requests for additional copies of this prospectus or of the letter of transmittal, requests for the notice of guaranteed delivery with respect to the exchange of the Original Notes, as well as all executed letters of transmittal, to the exchange agent at the addresses listed below:

By Hand or Overnight Delivery:	By Registered or Certified Mail:	By Facsimile Transmission:
The Bank of New York 101 Barclay Street Corporate Trust Services Window	The Bank of New York 101 Barclay Street, 7E New York, New York 10286 Attention: Reorganization	(Eligible Institutions Only) (212) 298-1915
Ground Level New York, New York 10286 Attention: Reorganization Section/Floor 7E	Section/Floor 7E	To Confirm by Telephone or for Information: (212) 815-6331

        Delivery to an address other than as listed above, or transmissions to a facsimile number other than as listed above, will not constitute a valid delivery.

        The Bank of New York is the trustee under the senior note indenture governing the Original Notes and Exchange Notes.

Solicitation of Tenders; Fees and Expenses

        We will pay the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telecopier, telephone or in person by officers and employees of ours and of our affiliates.

        We have not retained any dealer-manager in connection with this exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of this exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with this exchange offer.

        We will pay the estimated cash expenses to be incurred in connection with this exchange offer, including the following:

  (i)
  fees and expenses of the exchange agent and trustee;

  (ii)
  SEC registration fees;

  (iii)
  accounting and legal fees, including fees of one counsel for the holders of the Original Notes; and

  (iv)
  printing and mailing expenses.

Transfer Taxes

        We will pay all transfer taxes, if any, applicable to the exchange of Original Notes under this exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

  (i)
  certificates representing Original Notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of Original Notes tendered;

  (ii)
  Exchange Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Original Notes;

  (iii)
  tendered Original Notes are registered in the name of any person other than the person signing the letter of transmittal; or

  (iv)
  a transfer tax is imposed for any reason other than the exchange of Original Notes under this exchange offer.

If satisfactory evidence of payment of such transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.

Accounting Treatment

        We will record the Exchange Notes at the same carrying value as the Original Notes for which they are exchanged, which is the aggregate principal amount of the tendered Original Notes as reflected in our accounting records on the date this exchange offer is completed. Accordingly, we will not recognize any gain or loss for accounting purposes upon the exchange of Exchange Notes for Original Notes. We will amortize the expenses incurred in connection with the issuance of the Exchange Notes over the terms of the Exchange Notes.

Consequences of Failure to Exchange

        If you do not exchange your Original Notes for Exchange Notes pursuant to this exchange offer, you will continue to be subject to the restrictions on transfer of the Original Notes as described in the legend on the Original Notes. In general, the Original Notes may be offered or sold only if registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

        Your participation in this exchange offer is voluntary, and you should carefully consider whether to participate. We urge you to consult your financial and tax advisors in making a decision whether or not to tender your Original Notes. Please refer to the section in this prospectus entitled "Material United States Federal Income Tax Consequences."

        As a result of the making of, and upon acceptance for exchange of all validly tendered Original Notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. If you do not tender your Original Notes in this exchange offer, you will be entitled to all of the rights and limitations applicable to the Original Notes under the senior note indenture, except for any rights under the registration rights agreement that by their terms end or cease to have further effectiveness as a result of the making of this exchange offer, including the right to require us to register your Original Notes or pay additional interest. To the extent that Original Notes are tendered and accepted in this exchange offer, the trading market for untendered, or tendered but unaccepted, Original Notes could be adversely affected. Please refer to the section in this prospectus entitled "Risk Factors—Risks Related to this Exchange Offer—If you do not properly tender your Original Notes for Exchange Notes, you will continue to hold unregistered notes which are subject to transfer restrictions."

        We may in the future seek to acquire untendered Original Notes in open market or privately negotiated transactions through subsequent exchange offers or otherwise. However, we have no present plans to acquire any Original Notes that are not tendered in this exchange offer or to file a registration statement to permit resales of any untendered Original Notes.

        Holders of Original Notes and of Exchange Notes that remain outstanding after consummation of this exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage thereof have taken certain actions or exercised certain rights under the senior note indenture.

DESCRIPTION OF EXCHANGE NOTES

        The following is a summary of certain terms and provisions of the Exchange Notes and the senior note indenture. The senior note indenture, as supplemented by an officer's certificate entered into with respect to the Original Notes and Exchange Notes, contains the full legal text of the matters described in this section. Because this section is a summary, it does not describe every aspect of the Exchange Notes or the senior note indenture. This summary is subject to and qualified in its entirety by reference to the provisions of the senior note indenture and the form of the Exchange Notes established pursuant to the senior note indenture, which are filed as exhibits to the registration statement of which this prospectus is a part.

General

        The form and terms of the Exchange Notes are identical in all material respects to the form and terms of the Original Notes except that the Exchange Notes (i) will be registered under the Securities Act, (ii) will not be subject to the restrictions on transfer applicable to the Original Notes, (iii) will bear a different CUSIP number and (iv) will not be entitled to the rights of holders of Original Notes under the registration rights agreement, including additional interest.

        The Original Notes were, and the Exchange Notes will be, issued as a series of senior notes under the senior note indenture. All senior notes issued under the senior note indenture, including the Exchange Notes, are referred to in this prospectus as "senior notes."

        Upon the issuance of the Original Notes on March 25, 2004, pursuant to the provisions of the senior note indenture, the Original Notes and all of our other senior notes issued under the senior note indenture and previously similarly secured by first mortgage bonds ceased to be so secured by first mortgage bonds and became, and the Exchange Notes will be, our unsecured general obligations ranking equally with our other unsecured and unsubordinated indebtedness.

        The Exchange Notes will be issuable in book-entry only form in denominations of $1,000 and integral multiples thereof. Exchange Notes will be represented by a global certificate, will be issued only in fully registered form and, when issued, will be registered in the name of Cede & Co., as registered owner and as nominee for DTC.

        There is no requirement under the senior note indenture that our future issues of debt securities be issued exclusively under the senior note indenture; accordingly, we will be free to employ other indentures or documentation, containing provisions different from those included in the senior note indenture or applicable to one or more issues of senior notes, in connection with future issues of other debt securities. There is no limitation on the amount of senior notes that may be issued under the senior note indenture. However, the senior note indenture contains certain restrictive covenants, including a restriction that we may not issue, assume, guarantee or permit to exist any Debt (as defined below) that is secured by any Lien of or upon our Operating Property, so long as any of our senior notes are outstanding, without similarly securing outstanding senior notes subject to certain exceptions. In addition, the senior note indenture also provides that so long as any senior notes are outstanding, certain sale/leaseback arrangements are restricted. See "—Certain Covenants—Limitation on Liens" and "—Limitation on Sale and Lease-Back Transactions" below.

        Under the senior note indenture, all senior notes of any one series need not be issued at the same time, and a series may be reopened for issuances of additional senior notes of such series. This means that we may from time to time, without the consent of the existing holders of the senior notes of any series, including the Exchange Notes, create and issue further senior notes having the same terms and conditions as the Exchange Notes offered hereby in all respects, except for issue date, issue price and, if applicable, the initial interest payment. Additional Exchange Notes issued in this manner will be consolidated with, and will form a single series with, the Exchange Notes offered hereby.

        There is no provision in the senior note indenture or applicable to the Exchange Notes that requires us to redeem, or permits the holders to cause a redemption of, the Exchange Notes, or that otherwise protects the holders in the event that we incur substantial additional indebtedness, whether or not in connection with a change in control relating to us.

Maturity and Interest

        The Exchange Notes will mature on April 1, 2014 unless earlier redeemed as described under "—Optional Redemption" below.

        Interest on the Exchange Notes will:

  •
  be payable in U.S. dollars at the rate of 4.875% per annum;

  •
  be computed for each interest period on the basis of a 360-day year consisting of twelve 30-day months and with respect to any partial periods on the basis of the number of days elapsed in a 360-day year consisting of twelve 30-day months;

  •
  be payable semiannually in arrears on each April 1 and October 1 and at maturity;

  •
  initially accrue from, and include, the last date on which interest was paid on the Original Notes surrendered in this exchange offer, or if no interest has been paid, from the original date of issuance of the Original Notes (March 25, 2004); and

  •
  be paid to the persons in whose names the Exchange Notes are registered at the close of business on the regular record date, which is the business day immediately preceding each interest payment date, with respect to the Exchange Notes that are issued in book-entry form. Otherwise, the record date will be the fifteenth calendar day next preceding each interest payment date. We shall not be required to make transfers or exchanges of Exchange Notes for the period of fifteen calendar days next preceding an interest payment date.

Optional Redemption

        The Exchange Notes will be redeemable in whole or in part, at our option, at any time, at a redemption price equal to the greater of:

  •
  100% of the principal amount of the Exchange Notes being redeemed, and

  •
  the sum of the present values of the remaining scheduled payments of principal and interest (excluding the portion of any such interest accrued to the redemption date) on the Exchange Notes being redeemed, discounted to the redemption date semiannually (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined below), plus 20 basis points, plus, in either case, accrued and unpaid interest on such Exchange Notes to the date of redemption.

        "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Exchange Notes to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Exchange Notes.

        "Comparable Treasury Price" means, with respect to any redemption date, (1) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (2) if such release (or any successor release) is not published or does not contain such prices on such business date, after excluding the highest and lowest such Reference Treasury Dealer Quotations, or (b) if the senior note trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

        "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the senior note trustee after consultation with us.

        "Reference Treasury Dealer" means each of J.P. Morgan Securities Inc. and Wachovia Securities, LLC and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), we shall replace that former dealer with another Primary Treasury Dealer.

        "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the senior note trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the senior note trustee by such Reference Treasury Dealer at 5:00 p.m. on the third business day preceding such redemption date.

        "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

        We will mail notice of any redemption between 30 days and 60 days before the redemption date to each holder of the Exchange Notes to be redeemed.

Security and Ranking

        The Exchange Notes will be our unsecured general obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness, which includes our other outstanding senior notes that, together with the Original Notes, are no longer secured by our first mortgage bonds as a result of the occurrence of the "release date" under the senior note indenture. Upon issuance of the Original Notes on March 25, 2004, the release date occurred because on such date the senior note trustee held senior note mortgage bonds constituting more than 80% in aggregate principal amount of all of our outstanding first mortgage bonds.

        As of July 31, 2004, we had $778,318,000 of long-term debt, of which $120,020,000 consisted of first mortgage bonds and $650,000,000 consisted of senior unsecured indebtedness, including the Original Notes.

        After the issuance of the first series of senior notes thereunder, the senior note indenture does not permit the issuance of additional first mortgage bonds by us under our mortgage other than as collateral security for the senior notes. See "Certain Covenants—Limitation on Liens" below.

Events of Default

        The following constitute events of default under the senior note indenture:

  •
  default in the payment of principal of and premium, if any, on any senior note when due and payable;

  •
  default in the payment of interest on any senior note when due which continues for 60 days;

  •
  default in the performance or breach of any of our other covenants or agreements in the senior notes or in the senior note indenture and the continuation of the default for 90 days after we have received written notice of the default either from the senior note trustee or from the holders of at least 33% in aggregate principal amount of the outstanding senior notes; and

  •
  certain events of bankruptcy, insolvency, reorganization, assignment or receivership relating to us.

        If an event of default occurs and is continuing, either the senior note trustee or the holders of a majority in aggregate principal amount of the outstanding senior notes may declare the principal amount of and interest on all of the senior notes to be due and payable immediately. At any time after an acceleration of the senior notes has been declared, if we pay or deposit with the senior note trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due on the senior notes otherwise than by acceleration and all defaults have been cured or waived, then our payment or deposit will cause an automatic rescission and annulment of the acceleration of the senior notes.

        The senior note indenture provides that the senior note trustee generally will be under no obligation to exercise any of its rights or powers under the senior note indenture at the request or direction of any of the holders of the senior notes unless those holders have offered to the senior note trustee reasonable security or indemnity. Subject to the provisions for indemnity and certain other limitations contained in the senior note indenture, the holders of a majority in aggregate principal amount of the outstanding senior notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the senior note trustee, or of exercising any trust or power conferred on the senior note trustee. The holders of a majority in aggregate principal amount of the outstanding senior notes generally will have the right to waive any past default or event of default (other than a payment default) on behalf of all holders of the senior notes. The senior note indenture provides that no holder of the senior notes may institute any action against us under the senior note indenture unless it has previously given to the senior note trustee written notice of the occurrence and continuance of an event of default and unless the holders of a majority in aggregate principal amount of the senior notes then outstanding affected by the event of default have requested the senior note trustee to institute the action and have offered the senior note trustee reasonable indemnity, and the senior note trustee has not instituted the action within 60 days of the request. Furthermore, no holder of the senior notes will be entitled to institute any action if and to the extent that the action would disturb or prejudice the rights of other holders of the senior notes. Notwithstanding that the right of a holder of the senior notes to institute a proceeding with respect to the senior note indenture is subject to certain conditions precedent, each holder of a senior note has the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest on the senior note when due and to institute suit for the enforcement of such payment, and those rights may not be impaired without the consent of the affected holders of senior notes.

        The senior note indenture provides that the senior note trustee, within 90 days after the occurrence of a default with respect to the senior notes, is required to give holders of the senior notes notice of any default known to the senior note trustee, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, any senior notes, the senior note trustee may withhold notice if it determines in good faith that it is in the interest of holders of those senior notes to do so. We are required to deliver to the senior note trustee each year an officer's certificate as to whether or not we are in compliance with the conditions and covenants under the senior note indenture.

Modification with Approval

        Modification and amendment of the senior note indenture may be effected by us and the senior note trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding senior notes, provided that no modification or amendment may, without the consent of the holder of each outstanding senior note affected by such modification or amendment,

  •
  change the maturity date of such senior notes;

  •
  reduce the rate or extend the time of payment of interest on such senior notes;

  •
  reduce the principal amount of, or premium payable on, such senior notes;

  •
  change the coin or currency of any payment of principal, or premium, if any, or interest on, such senior notes;

  •
  change the date on which the senior notes may be redeemed or repaid at the option of their holders or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to such senior notes; or

  •
  modify the foregoing requirements or reduce the percentage of outstanding senior notes necessary to modify or amend the senior note indenture or to waive any past default to less than a majority.

Modification without Approval

        Modification and amendment of the senior note indenture may be effected by us and the senior note trustee without the consent of the holders of any senior notes:

  •
  to add to our covenants for the benefit of the holders or to surrender a right conferred on us in the senior note indenture;

  •
  to add further security for the senior notes;

  •
  to supply omissions, cure ambiguities or correct defects, which actions, in each case, are not prejudicial to the interest to the holders in any material respect; or

  •
  to make any other change that is not prejudicial to the holders of the senior notes in any material respect.

        A supplemental indenture which changes or eliminates any covenants or other provision of the senior note indenture (or any supplemental indenture) which has expressly been included solely for the benefit of one or more series of the senior notes, or which modifies the rights of the holders of the senior notes of one or more series with respect to that covenant or provision, will be deemed not to affect the rights under the senior note indenture of the holders of the senior notes of any other series.

Defeasance and Discharge

        The senior note indenture provides that we will be discharged from any and all obligations in respect to the senior notes and the senior note indenture (except for certain obligations such as obligations to register the transfer or exchange of the senior notes, replace stolen, lost or mutilated senior notes and maintain paying agencies) if, among other things, we irrevocably deposit with the senior note trustee, in trust for the benefit of the holders of senior notes, money or certain United States government obligations, or any combination of money and certain United States government obligations, which will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, premium, if any, and interest on, the senior notes on the dates payments are due in accordance with the terms of the senior note indenture and the senior notes; provided that unless all of the senior notes mature within 90 days of the deposit by redemption or otherwise, we will also have delivered to the senior note trustee an opinion of counsel to the effect that the holders of the senior notes will not recognize income, gain or loss for federal income tax purposes as a result of the defeasance or discharge of the senior note indenture. After we have been discharged from our obligations under the senior note indenture, the holders of the senior notes may look only to the deposit for payment of the principal of, and interest and any premium on, the senior notes.

Consolidation, Merger and Sale or Disposition of Assets

        We may not consolidate with or merge into any other corporation or entity or sell or otherwise dispose of our properties as or substantially as an entirety unless

  •
  the successor or transferee corporation is a corporation or other entity organized and existing under the laws of the United States or any state of the United States or the District of Columbia; and

  •
  the successor or transferee corporation or other entity assumes by supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on the senior notes and the performance of every covenant of the senior note indenture to be performed or observed by us.

        Upon any consolidation, merger, sale, transfer or other disposition of our properties substantially as an entirety, permissible under the provision described in the immediately preceding paragraph, the successor corporation formed by the consolidation or into which we are merged or to which the transfer is made will succeed to us, and be substituted for us, and may exercise every right and power of ours, under the senior note indenture with the same effect as if the successor corporation had been named as Metropolitan Edison Company in the senior note indenture, and we will be released from all obligations under the senior note indenture. For purposes of the senior note indenture, the conveyance or other transfer by us of (a) all or any portion of our facilities for the generation of electric energy or (b) all of our facilities for the transmission of electric energy, in each case considered alone or in any combination with properties described in the other clause, will in no event be deemed to constitute a conveyance or other transfer of all our properties, as or substantially as an entirety.

Certain Covenants

  Limitation on Liens

        The senior note indenture provides that, so long as any senior notes are outstanding, we may not issue, assume, guarantee or permit to exist any Debt (as defined below) that is secured by any mortgage, security interest, pledge or lien ("Lien") of or upon any of our Operating Property (as defined below), whether owned at the date of the senior note indenture or subsequently acquired, without effectively securing such senior notes (together with, if we so determine, any of our other indebtedness ranking equally with such senior notes) equally and ratably with that Debt (but only so long as that Debt is so secured).

        The foregoing restriction will not apply to:

  (1)
  Liens on any Operating Property existing at the time of its acquisition (which Liens may also extend to subsequent repairs, alterations and improvements to that Operating Property);

  (2)
  Liens on Operating Property of a corporation existing at the time the corporation is merged into or consolidated with, or at the time the corporation disposes of its properties (or those of a division) as or substantially as an entirety to, us;

  (3)
  Liens on Operating Property to secure the costs of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure Debt incurred to provide funds for any of those purposes or for reimbursement of funds previously expended for any of those purposes, provided the Liens are created or assumed contemporaneously with, or within 18 months after, the acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement;

  (4)
  Liens in favor of any state or any department, agency or instrumentality or political subdivision of any state, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to those securities), to secure any Debt (including, without limitation, our obligations with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving our Operating Property;

  (5)
  Liens under the mortgage with respect to first mortgage bonds remaining after the release date;

  (6)
  Liens to compensate the trustee as provided in the senior note indenture; or

  (7)
  any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (6), provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by clauses (1) through (6), must not exceed the principal amount of Debt, plus any premium or fee payable in connection with the extension, renewal or replacement, so secured at the time of the extension, renewal or replacement.

        However, the foregoing restriction will not apply to our issuance, assumption or guarantee of Debt secured by a Lien which would otherwise be subject to the foregoing restriction up to an aggregate amount which, together with all of our other secured Debt then outstanding (not including secured Debt permitted under any of the foregoing exceptions) and the Value (as defined below) of Sale and Lease-Back Transactions (as defined below) existing at that time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be subjected to a Lien under any of the foregoing exceptions in clauses (1) to (7) and Sale and Lease-Back Transactions that are permitted by the first sentence of "—Limitation on Sale and Lease-Back Transactions" below), does not exceed the greater of 15% of Tangible Assets or 15% of Capitalization (as those terms are defined below).

  Limitation on Sale and Lease-Back Transactions

        The senior note indenture provides that, so long as any senior notes are outstanding, we may not enter into or permit to exist any Sale and Lease-Back Transaction with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchasers' commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of that Operating Property or the placing in operation of that Operating Property or of that Operating Property as constructed or developed or substantially repaired, altered or improved.

        This restriction will not apply if:

  •
  we would be entitled pursuant to any of the provisions described in clauses (1) to (7) of the first sentence of the second paragraph under "—Limitation on Liens" above to issue, assume, guarantee or permit to exist Debt secured by a Lien on that Operating Property without equally and ratably securing the senior notes;

  •
  after giving effect to a Sale and Lease-Back Transaction, we could incur, pursuant to the provisions described in the second sentence of the second paragraph under "—Limitation on Liens," at least $1.00 of additional Debt secured by Liens (other than Liens permitted by the preceding paragraph); or

  •
  we apply within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by our Board of Directors) of the Operating Property so leased, to the retirement of senior notes or other of our Debt ranking equally with the senior notes, subject to reduction for senior notes and Debt retired during the 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

        "Capitalization" means the total of all the following items appearing on, or included in, our consolidated balance sheet: (i) liabilities for indebtedness maturing more than twelve (12) months from the date of determination; and (ii) common stock, preferred stock, Hybrid Preferred Securities (as defined in the senior note indenture), premium on capital stock, capital surplus, capital in excess of par value and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of capital stock reacquired by us.

        "Debt" means any outstanding debt for money borrowed evidenced by notes, debentures, bonds, or other securities or any guarantees thereof.

        "Operating Property" means (i) any interest in real property owned by us; and (ii) any asset owned by us that is depreciable in accordance with generally accepted accounting principles ("GAAP") excluding, in either case, any interest of ours as lessee under any lease (except for a lease that results from a Sale and Lease-Back Transaction) which has been or would be capitalized on our books in accordance with GAAP.

        "Sale and Lease-Back Transaction" means any arrangement with any person or entity providing for the leasing to us of any Operating Property (except for leases for a term, including any renewals, of not more than 48 months), which Operating Property has been or is to be sold or transferred by us to such person; provided, however, Sale and Lease-Back Transaction does not include any arrangement first entered into prior to the date of the senior note indenture.

        "Tangible Assets" means the amount shown as total assets on our consolidated balance sheet, less the following: (i) intangible assets including, but without limitation, goodwill, trademarks, trade names, patents, and unamortized debt discount and expense and (ii) appropriate adjustments, if any, on account of minority interests. Tangible Assets will be determined in accordance with GAAP and practices applicable to the type of business in which we are engaged and that are approved by the independent accountants we regularly retain, and may be determined as of a date not more than 60 days prior to the happening of the event for which the determination is being made.

        "Value" means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (i) the net proceeds to us from the sale or transfer of the property leased pursuant to the Sale and Lease-Back Transaction or (ii) the net book value of the property leased, as determined by us in accordance with GAAP, in either case multiplied by a fraction, the numerator of which will be equal to the number of full years of the term of the lease that is part of the Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which will be equal to the number of full years of the term of the lease, without regard, in any case, to any renewal or extension options contained in the lease.

Resignation or Removal of Senior Note Trustee

        The senior note trustee may resign at any time by giving written notice to us specifying the day upon which the resignation is to take effect. The resignation will take effect immediately upon the later of the appointment of a successor senior note trustee and the day specified by the senior note trustee.

        The senior note trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the senior note trustee and signed by the holders, or their attorneys-in-fact, of a majority in principal amount of the then outstanding senior notes. In addition, so long as no event of default under the senior note indenture or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, we may remove the trustee upon written notice to the holder of each senior note outstanding and the senior note trustee, and upon the appointment of a successor senior note trustee.

Concerning the Senior Note Trustee

        The Bank of New York is the senior note trustee under the senior note indenture and the mortgage trustee under the mortgage. The senior note indenture provides that our obligations to compensate the senior note trustee and reimburse the senior note trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the senior notes upon all property and funds held or collected by the senior note trustee as such.

        The senior note indenture provides that the senior note trustee shall be subject to and shall comply with the provisions of Section 310(b) of the Trust Indenture Act of 1939, and that nothing in the senior note indenture shall be deemed to prohibit the senior note trustee or us from making any application permitted pursuant to such section. The senior note trustee is also a depositary of ours and certain of our affiliates and has in the past made, and may in the future make, periodic loans to us and certain of our affiliates.

Governing Law

        The senior note indenture and the senior notes are governed by New York law.

Book-Entry

        The certificates representing the Exchange Notes, or Global Certificates, will be issued in fully registered form, without coupons. The Exchange Notes will be deposited with, or on behalf of, DTC, and registered in the name of Cede & Co., as DTC's nominee in the form of one or more Global Certificates or will remain in the custody of the trustee pursuant to a FAST Balance Certificate Agreement between DTC and the trustee. Upon the issuance of the Global Certificate, DTC or its nominee will credit, on its internal system, the principal amount of the individual beneficial interests represented by such Global Certificate to the accounts of persons who have accounts with such depositary. Ownership of beneficial interests in a Global Certificate will be limited to persons who have accounts with DTC, or participants, or persons who hold interests through participants. Ownership of beneficial interests in a Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants).

        So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Exchange Notes represented by such Global Certificate for all purposes under the senior note indenture and the Exchange Notes. No beneficial owner of an interest in a Global Certificate will be able to transfer the interest except in accordance with DTC's applicable procedures, in addition to those provided for under the senior note indenture.

        Payments of the principal of, and interest on, a Global Certificate will be made to DTC or its nominee, as the case may be, as the registered owner thereof. Neither we, the trustee nor any paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. DTC or its nominee, upon receipt of any payment of principal or interest in respect of a Global Certificate, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Certificate as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. Such payments will be the responsibility of such participants and neither we, the trustee or any paying agent will have any responsibility therefor.

        Transfers between participants in DTC will be effected in the ordinary way in accordance with DTC rules. If a holder requires physical delivery of a certificated Exchange Note for any reason, including to sell Exchange Notes to persons in jurisdictions which require such delivery of such Exchange Notes or to pledge such Exchange Notes, such holder must transfer its interest in a Global Certificate in accordance with DTC's applicable procedures, or the procedures set forth in the senior note indenture.

        DTC will take any action permitted to be taken by a holder of Exchange Notes (including the presentation of Exchange Notes for exchange as described below) only at the direction of one or more participants to whose account the DTC interests in a Global Certificate is credited and only in respect of such portion of the aggregate principal amount of the Exchange Notes as to which such participant or participants has or have given such direction. However, if there is an Event of Default under the Exchange Notes, DTC will exchange a Global Certificate for certificated Exchange Notes, which it will distribute to its participants.

        DTC has advised us that it is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and facilitate the clearance and settlement of securities transactions between participants through electronic book entry changes in accounts of its participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (indirect participants). The rules applicable to DTC and its participants are on file with the SEC.

        Although DTC is expected to follow the foregoing procedures in order to facilitate transfers of interests in the Exchange Notes represented by a Global Certificate among its participants, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither we nor the trustee will have any responsibility for the performance by DTC or its respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

        If DTC is at any time unwilling or unable to continue as a depositary for a Global Certificate and a successor depositary is not appointed by us within 90 days, we will issue certificated Exchange Notes in exchange for a Global Certificate.

        All payments of principal and interest will be made by us in immediately available funds.

        Secondary trading in long-term bonds and notes of corporate issuers is generally settled in clearing-house or next-day funds. In contrast, beneficial interests in the Exchange Notes that are not certificated Exchange Notes will trade in DTC's Same-Day Funds Settlement System until maturity. Therefore, the secondary market trading activity in such interests will settle in immediately available funds. No assurance can be given as to the effect, if any, of settlement in immediately available funds on trading activity in the Exchange Notes.

        The information under this caption "Book-Entry" concerning DTC and DTC's book-entry system has been obtained from information provided by DTC. We have provided the foregoing descriptions of the operations and procedures of DTC solely as a matter of convenience. The operations and procedures are solely within the control of DTC and are subject to change by DTC from time to time. You are urged to contact DTC or its participants directly to discuss these matters.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

        The following is a discussion of the material United States federal income tax consequences of the exchange of Original Notes for Exchange Notes pursuant to the exchange offer and of the ownership and disposition of Exchange Notes. Unless otherwise stated, this discussion applies only to U.S. holders who acquire an Exchange Note pursuant to the exchange offer. This discussion also assumes that the Original Notes and the Exchange Notes, which we refer to in this section collectively as the Notes, are held as capital assets.

        As used herein, a "U.S. holder" is a beneficial owner of an Exchange Note that is, for United States federal income tax purposes, (i) an individual citizen or resident of the United States, (ii) a corporation, or other entity treated as a corporation for United States federal income tax purposes, created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more United States persons have the authority to control all substantial decisions of the trust. In addition, certain trusts in existence on August 20, 1996 and treated as United States persons prior to that date may also be treated as U.S. holders. As used herein, a "non-U.S. holder" is a beneficial owner of an Exchange Note that is not a U.S. holder. If a partnership, or other entity treated as a partnership for United States federal income tax purposes, is a beneficial owner of an Exchange Note, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the United States federal income tax consequences of the exchange offer and of owning and disposing of Exchange Notes.

        This discussion does not describe all of the tax consequences that may be relevant to a holder in light of its particular circumstances. For example, it does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, traders in securities that elect to use a mark to market system of tax accounting with respect to their securities holdings, or tax-exempt investors. It also does not discuss Exchange Notes held as part of a hedge, straddle, "synthetic security" or other integrated transaction. This discussion does not address the tax consequences to persons that have a functional currency other than the United States dollar and certain United States expatriates. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Exchange Notes. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and all of which are subject to change or differing interpretations, possibly on a retroactive basis.

        You should consult with your own tax advisors regarding the United States federal, as well as any state, local and foreign income, franchise, personal property and any other tax consequences of the exchange offer and the ownership and disposition of the Exchange Notes.

Tax Consequences of the Exchange Offer

        The exchange of Original Notes for Exchange Notes pursuant to this exchange offer will not be a taxable event for United States federal income tax purposes. Accordingly, a holder will not recognize any gain or loss as a result of exchanging Original Notes for Exchange Notes pursuant to this exchange offer, and the basis, holding period, and amount of market discount or amortizable bond premium (each as described below), if any, relating to an Exchange Note in the hands of a holder will be the same as the basis, holding period, and amount of market discount or amortizable bond premium, if any, relating to the Original Note exchanged therefor.

Tax Consequences of Ownership and Disposition of Exchange Notes

Taxation of U.S. Holders of Exchange Notes

  Interest Income

        Interest paid on the Exchange Notes will be taxable to a U.S. holder as ordinary income at the time it accrues or is received in accordance with the U.S. holder's regular method of accounting for United States federal income tax purposes.

  Market Discount

        If a U.S. holder purchased an Original Note for an amount that is less than its principal amount, the amount of such difference will be treated as "market discount" with respect to the Exchange Note received in exchange therefor, unless such difference is less than a statutorily specified de minimis amount. For this purpose, the amount of market discount is de minimis if it does not exceed the product of 0.25% of the Note's principal amount multiplied by the number of complete years to maturity remaining as of the date acquired by such U.S. holder. If an Exchange Note has de minimis market discount, a U.S. holder must generally include such de minimis amount in income (as capital gain) as stated principal payments are made.

        If an Exchange Note is treated as having market discount, any partial payment of principal on, or gain recognized on the maturity or disposition of, the Exchange Note will generally be treated as ordinary income to the extent that such gain does not exceed the accrued market discount on the Exchange Note that has not previously been included in income and is treated as having accrued on the Exchange Note at the time of disposition. Market discount accrues ratably during the period from the date of acquisition of the Original Note until the maturity date of the Exchange Note received in exchange therefore, unless the U.S. holder elects to accrue market discount on the basis of a constant yield to maturity. Alternatively, a U.S. holder of an Exchange Note may elect to include market discount in income currently over the life of the Exchange Note. Such an election applies to all debt instruments with market discount acquired by the electing holder on or after the first day of the first taxable year to which the election applies and may not be revoked without the consent of the Internal Revenue Service. When such an election is made, market discount accrues on a straight-line basis unless the holder further elects to accrue such discount on a constant yield to maturity basis. This latter election is applicable only to the debt security with respect to which it is made and is irrevocable. A holder of an Exchange Note that does not elect to include market discount in income currently will generally be required to defer deductions for interest on borrowings allocable to such Exchange Note in an amount not exceeding the accrued market discount on such Exchange Note until the maturity or disposition of such Exchange Note.

  Amortizable Bond Premium

        If a U.S. holder purchased an Original Note for an amount that is greater than the principal amount of such Original Note, the Exchange Note received in exchange therefor will be treated as having been acquired at a premium with respect to such U.S. holder equal in amount to such excess. A U.S. holder may elect to treat such premium as "amortizable bond premium," in which case the amount of interest on the Exchange Note required to be included in the U.S. holder's income each year will be reduced by the amount of the amortizable bond premium allocable (generally under a constant yield method based on the U.S. holder's yield to maturity) to such year, with a corresponding decrease in the U.S. holder's adjusted tax basis in the Exchange Note. However, if the Exchange Note may be optionally redeemed after the U.S. holder acquires it at a price in excess of its principal amount, special rules would apply that could result in the deferral of the amortization of some bond premium until later in the term of the Exchange Note. Any election to amortize bond premium is applicable to all debt securities (other than a tax-exempt debt security) held by the U.S. holder at the beginning of the first taxable year to which the election applies or thereafter acquired by the U.S. holder, and may not be revoked without the consent of the Internal Revenue Service.

  Sale, Exchange or Redemption of Exchange Notes

        Except as described above (with respect to Exchange Notes with market discount), a U.S. holder will generally recognize capital gain or loss equal to the difference between the amount realized on the sale, exchange, redemption or other disposition of an Exchange Note (including a deemed disposition for United States federal income tax purposes) and the U.S. holder's tax basis in such Exchange Note. The amount realized is generally equal to the amount of cash and the fair market value of property received for the Exchange Note (other than amounts attributable to accrued but unpaid interest). A U.S. holder's tax basis in the Exchange Note generally will be the purchase price paid for the Original Note, increased by any market discount included in income and reduced by any amortized bond premium. In the case of a U.S. holder other than a corporation, preferential tax rates may apply to capital gain recognized on the sale of an Exchange Note if such U.S. holder's holding period for such Exchange Note exceeds one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

  Information Reporting and Backup Withholding Tax

        In general, information reporting requirements will apply to payments of principal and interest on the Exchange Notes and payments of the proceeds of the sale or other disposition of the Exchange Notes, and a backup withholding tax may apply to such payments at the applicable rate, if a non-exempt U.S. holder fails to comply with certain identification requirements. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder generally will be allowed as a credit against such U.S. holder's United States federal income tax liability and may entitle the U.S. holder to a refund, provided that the required information is furnished to the Internal Revenue Service.

Taxation of Non-U.S. Holders of Exchange Notes

  Interest Income

        Generally, interest income of a non-U.S. holder that is not effectively connected with a United States trade or business is subject to a United States withholding tax at a 30% rate (or, if applicable, a lower tax rate specified by an income tax treaty). However, interest income earned on an Exchange Note by a non-U.S. holder will qualify for the "portfolio interest" exemption and therefore will not be subject to United States federal income tax or withholding tax, provided that such interest income is not effectively connected with a United States trade or business of the non-U.S. holder and provided that: (i) the non-U.S. holder does not actually or constructively own 10% of more of the total combined voting power of all classes of our stock entitled to vote; (ii) the non-U.S. holder is not a controlled foreign corporation that is related to us through stock ownership; (iii) the non-U.S. holder is not a bank which acquired the Exchange Note in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; and (iv) either (a) the non-U.S. holder certifies to the payor or the payor's agent, under penalties of perjury, that it is not a United States person and provides its name, address and certain other information on a properly executed Internal Revenue Service Form W-8BEN or a suitable substitute form or (b) a securities clearing organization, bank or other financial institution that holds customer securities in the ordinary course of its trade or business, and holds the Exchange Notes in such capacity, certifies to the payor or the payor's agent, under penalties of perjury, that such a statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner, and furnishes the payor or the payor's agent with a copy thereof. The applicable United States Treasury regulations also provide alternative methods for satisfying the certification requirements of clause (iv), above. If a non-U.S. holder holds the Exchange Note through certain foreign intermediaries or partnerships, such holder and the foreign intermediary or partnership may be required to satisfy certification requirements under applicable United States Treasury regulations.

        Except to the extent that an applicable income tax treaty otherwise provides, a non-U.S. holder generally will be taxed with respect to interest in the same manner as a U.S. holder if the interest is effectively connected with a United States trade or business of the non-U.S. holder. Effectively connected interest income received or accrued by a corporate non-U.S. holder may also, under certain circumstances, be subject to an additional "branch profits" tax at a 30% rate (or, if applicable, at a lower tax rate specified by an applicable income tax treaty). Even though such effectively connected income is subject to income tax, and may be subject to the branch profits tax, it is not subject to withholding tax if the non-U.S. holder delivers a properly executed Internal Revenue Service Form W-8ECI (or successor form) to the payor or the payor's agent.

  Sale, Exchange or Redemption of Exchange Notes

        A non-U.S. holder generally will not be subject to United States federal income tax or withholding tax on any gain realized on the sale, exchange, redemption or other disposition of an Exchange Note (including a deemed disposition for United States federal income tax purposes) unless (i) the gain is effectively connected with a United States trade or business of the non-U.S. holder or (ii) in the case of a non-U.S. holder who is an individual, such non-U.S. holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition, and certain other conditions are satisfied. However, any amount attributable to accrued but unpaid interest on the Exchange Note will be treated in the same manner as the payment of interest on an Exchange Note, as described above.

  Information Reporting and Backup Withholding Tax

        United States backup withholding tax will not apply to payments on the Exchange Notes to a non-U.S. holder if the statement described in clause (iv) under "Interest Income" above is duly provided by such non-U.S. holder, provided that the payor does not have actual knowledge that the non-U.S. holder is a United States person. Information reporting requirements may apply with respect to interest payments on the Exchange Notes, in which event the amount of interest paid and tax withheld (if any) with respect to each non-U.S. holder will be reported annually to the Internal Revenue Service. Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of the sale of Exchange Notes effected outside the United States by a foreign office of a "broker" as defined in applicable Treasury regulations (absent actual knowledge that the payee is a United States person), unless such broker (i) is a United States person as defined in the Code, (ii) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation for United States federal income tax purposes or (iv) is a foreign partnership with certain United States connections. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in the preceding sentence may be subject to backup withholding tax and information reporting requirements unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the United States office of a broker is subject to information reporting and backup withholding requirements unless the beneficial owner of the Exchange Notes provides the statement described in clause (iv) under "Interest Income" above or otherwise establishes an exemption.

        The foregoing discussion is included for general information only and may not be applicable depending upon a holder's particular situation. Holders should consult their tax advisors with respect to the tax consequences to them of the exchange offer and of ownership and disposition of the Exchange Notes, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal or other tax laws.

PLAN OF DISTRIBUTION

        As discussed under "The Exchange Offer" in this prospectus, based on interpretations by the staff of the SEC set forth in no-action letters issued to other companies, we believe that a holder, other than a person that is an affiliate of ours within the meaning of Rule 405 under the Securities Act or a broker-dealer registered under the Exchange Act that purchases Original Notes or Exchange Notes from us to resell pursuant to Rule 144A under the Securities Act or any other exemption, that acquires the Exchange Notes in the ordinary course of business and that is not participating in, does not intend to participate in, and has no arrangement or understanding with any person to participate in, the distribution of the Original Notes or Exchange Notes will be allowed to resell the Exchange Notes to the public without further registration under the Securities Act and without delivering to the purchasers of the Exchange Notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires Exchange Notes in this exchange offer for the purpose of distributing or participating in a distribution of the Exchange Notes, such holder cannot rely on the position of the staff enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corp. (available May 13, 1988), as interpreted in the SEC's letter to Shearman & Sterling dated July 2, 1993, or similar no-action or interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction, and such secondary resale transaction must be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such holder in exchange for Original Notes acquired by such holder directly from us or an affiliate thereof, unless an exemption from registration is otherwise available.

        As contemplated by the above no-action letters and the registration rights agreement, each holder accepting this exchange offer is required to represent to us in the letter of transmittal that:

  (i)
  any Exchange Notes it receives will be acquired in the ordinary course of business;

  (ii)
  it has no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the Exchange Notes;

  (iii)
  it is not an "affiliate" of ours as defined in Rule 405 of the Securities Act;

  (iv)
  if it is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution (within the meaning of the Securities Act) of the Exchange Notes within the meaning of the Securities Act; and

  (v)
  if it is a participating broker-dealer that it will receive Exchange Notes for its own account in exchange for Original Notes that were acquired as a result of market-making activities or other trading activities, and acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such Exchange Notes.

        This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Original Notes where such Original Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of the lesser of 90 days after the expiration date and the date on which all participating broker-dealers have sold all Exchange Notes held by them (unless such period is extended pursuant to the registration rights agreement), we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, dealers effecting transactions in Exchange Notes may be required to deliver a prospectus.

        We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account pursuant to this exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such Exchange Notes may be deemed to be an "underwriter" within the meaning of the Securities Act, and any profit on any such resale of Exchange Notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

        For a period the lesser of 90 days after the expiration date and the date on which all participating broker-dealers have sold all Exchange Notes held by them (unless such period is extended pursuant to the registration rights agreement), we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to this exchange offer (including the expenses of one counsel for the holders of Original Notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of Original Notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

        Certain legal matters with respect to the Exchange Notes will be passed upon for us by Akin Gump Strauss Hauer & Feld LLP, New York, New York and Gary D. Benz, Esq., Associate General Counsel of FirstEnergy. As of September 13, 2004, Mr. Benz owned approximately 3,029 shares of FirstEnergy common stock.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The financial statements incorporated in this prospectus by reference to Metropolitan Edison Company's Annual Report on Form 10-K for the year ended December 31, 2003 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        With respect to the unaudited financial information of Metropolitan Edison Company for the three-month periods ended March 31, 2004 and 2003 and for the three-month and six-month periods ended June 30, 2004 and 2003, incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate reports dated May 7, 2004 and August 6, 2004, incorporated by reference herein state that they did not audit and they do not express an opinion on that unaudited financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their reports on the unaudited financial information because those reports are not "reports" or "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Act.

        Our former independent public accountants, Arthur Andersen LLP, have not consented to the incorporation by reference in this prospectus of their report on our consolidated financial statements for the year ended December 31, 2001, and we will dispense with the requirement to file their consent in any Exchange Offer Registration Statement or Shelf Registration Statement in reliance upon

Rule 437a under the Securities Act. Because Arthur Andersen LLP has not consented, and will not be consenting, to the incorporation by reference of their report in this prospectus or in any Exchange Offer Registration Statement or Shelf Registration Statement, you will not be able to recover against Arthur Andersen LLP for any untrue statements of a material fact contained in the financial statements audited by Arthur Andersen LLP or any omissions to state a material fact required to be stated therein.

WHERE YOU CAN FIND MORE INFORMATION

        We are required by the Exchange Act to file annual, quarterly and special reports and other information with the SEC. These reports and other information can be inspected and copied at the public reference room maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also read and copy these SEC filings by visiting the SEC's Web site at http://www.sec.gov or FirstEnergy's Web site at http://www.firstenergycorp.com. Information contained on FirstEnergy's Web site does not constitute part of this prospectus.

        We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the Exchange Notes offered by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement.

        The SEC allows us to incorporate by reference in this prospectus the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. The information in this prospectus is not complete, and should be read together with the information incorporated by reference. We incorporate by reference in this prospectus the information contained in the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, excluding, in each case, information deemed furnished and not filed. Until the termination of this offering, information we file in the future with the SEC will automatically update and supersede this information.

  •
  Our Annual Report on Form 10-K for the year ended December 31, 2003 (as amended by the Form 10-K/A filed on June 25, 2004).

  •
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2004 and June 30, 2004.

  •
  Our Current Reports on Form 8-K filed on January 13, 2004, January 20, 2004, February 9, 2004 and September 14, 2004.

        This prospectus is part of a registration statement on Form S-4 filed with the SEC under the Securities Act.

        You may request additional copies of our Exchange Act reports or copies of our other SEC filings at no cost by writing or telephoning us at the following address:

Metropolitan Edison Company
c/o FirstEnergy Corp.
76 South Main Street
Akron, Ohio 44308-1890
Attention: Investor Services
(800) 736-3402

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers

        Section 1746 of the Pennsylvania Business Corporation Law (PBCL) and our Bylaws provide for increased indemnification protections for directors, officers and others. Indemnification may be provided by Pennsylvania corporations in any case except where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

        Section 1713 of the PBCL also sets forth a framework whereby Pennsylvania corporations, with the approval of the shareholders, may limit the personal liability of directors for monetary damages except where the director has breached or failed to perform his or her duties and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The section does not apply to a director's responsibility or liability under a criminal or tax statute and may not apply to liability under Federal statutes, such as the Federal securities laws.

        Section 32 of the Registrant's By-Laws (as amended) provides as follows:

        (a)   A director shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, on or after January 27, 1987 unless the director has breached or failed to perform the duties of his office under Section 1721 of the Business Corporation Law, as the same may be amended from time to time, and the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. The provisions of this subsection (a) shall not apply to the responsibility or liability of a director pursuant to any criminal statute, or the liability of a director for the payment of taxes pursuant to local, State or Federal law.

        (b)   The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal, and whether brought by or in the right of the corporation or otherwise, by reason of the fact that he was a director, officer or employee of the corporation (and may indemnify any person who was an agent of the corporation), or a person serving at the request of the corporation as a director, officer, partner, fiduciary or trustee of another Company, partnership, joint venture, trust, employee benefit plan or other enterprise to the fullest extent permitted by law, including without limitation indemnification against expenses (including attorneys' fees and disbursements), damages, punitive damages, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding unless the act or failure to act giving rise to the claim for indemnification is finally determined by a court to have constituted willful misconduct or recklessness.

        (c)   The corporation shall pay the expenses (including attorneys' fees and disbursements) actually and reasonably incurred in defending a civil or criminal action, suit or proceeding on behalf of any person entitled to indemnification under subsection (b) in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation, and may pay such expenses in advance on behalf of any agent on receipt of a similar undertaking. The financial ability of such person to make such repayment shall not be a prerequisite to the making of an advance.

        (d)   For purposes of this Section: (i) the corporation shall be deemed to have requested an officer, director, employee or agent to serve as fiduciary with respect to an employee benefit plan where the performance by such person of duties to the corporation also imposes duties on, or otherwise involves services by, such person as a fiduciary with respect to the plan; (ii) excise taxes assessed with respect to any transaction with an employee benefit plan shall be deemed "fines"; and (iii) action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the corporation.

        (e)   To further effect, satisfy or secure the indemnification obligations provided herein or otherwise, the corporation may maintain insurance, obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the corporation, or use any other mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate.

        (f)    All rights of indemnification under this Section shall be deemed a contract between the corporation and the person entitled to indemnification under this Section pursuant to which the corporation and each such person intend to be legally bound. Any repeal, amendment or modification hereof shall be prospective only and shall not limit, but may expand, any rights or obligations in respect of any proceeding whether commenced prior to or after such change to the extent such proceeding pertains to actions or failures to act occurring prior to such change.

        (g)   The indemnification, as authorized by this Section, shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in any official capacity and as to action in any other capacity while holding such office. The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall continue as to a person who has ceased to be an officer, director, employee or agent in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors and administrators of such person.

Item 21.    Exhibits and Financial Statement Schedules

        (a)   Exhibits

Exhibit No.	Description
3(a)*	Restated Articles of Incorporation of Metropolitan Edison Company dated March 8, 1999 (Incorporated by reference to Exhibit 3-E, 1999 Annual Report on Form 10-K, SEC File No. 1-446).
3(b)*	By-laws of Metropolitan Edison Company as amended May 16, 2000 (Filed as Exhibit 3-F to 2000 Annual Report on Form 10-K)
4(a)	Registration Rights Agreement, dated as of March 25, 2004, among Metropolitan Edison Company, J.P. Morgan Securities, Inc. and Wachovia Capital Markets, LLC, as Representatives of the Initial Purchasers named therein.
4(b)*	Indenture, dated as of July 1, 1999 between Metropolitan Edison Company and United States Trust Company of New York, Trustee (Incorporated by reference to Exhibit C-154 to GPU, Inc.'s Annual Report on Form U5S for the year 1999, SEC File No. 30-126).
4(c)	Form of Exchange Note due 2014.
5(a)**	Opinion of Gary D. Benz, Esq.
5(b)**	Opinion of Akin Gump Strauss Hauer & Feld LLP.
12	Statement of computation of ratio of earnings to fixed charges of Metropolitan Edison Company.
15	Letter of PricewaterhouseCoopers LLP re: unaudited interim financial information.
23(a)**	Consent of Gary D. Benz, Esq. (included in Exhibit 5(a)).
23(b)**	Consent of Akin Gump Strauss Hauer & Feld LLP (included in Exhibit 5(b)).
23(c)	Consent of PricewaterhouseCoopers LLP.
24	Power of Attorney (See Signature Page).
25	Form T-1 Statement of Eligibility of The Bank of New York to act as Trustee under the Indenture.
99(a)	Form of Letter of Transmittal.
99(b)	Form of Notice of Guaranteed Delivery.
99(c)	Form of Letter to Registered Holders and/or DTC Participants.

*
Incorporated by reference herein as indicated.
**
To be filed by amendment.

        (b)   Financial Statement Schedules.

        None.

Item 22. Undertakings

        The undersigned Registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by section 10(a)(3) of the Securities Act;

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such officer, director or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

Power of Attorney

        Each of the undersigned directors and officers of Metropolitan Edison Company, the Registrant, individually as such director and/or officer, hereby makes, constitutes and appoints A.J. Alexander, L.L. Vespoli, D.W. Whitehead and L.F. Torres, and each of them severally, as his true and lawful attorney-in-fact and agent to execute in his name, place and stead, in any and all capacities, and to file with the Securities and Exchange Commission, this registration statement and any and all amendments, including post-effective amendments, to this registration statement pursuant to the above undertaking, which amendment may make such other changes in the registration statement as the Registrant deems appropriate.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on the 16th day of September, 2004.

METROPOLITAN EDISON COMPANY
By	/s/ ANTHONY J. ALEXANDER Anthony J. Alexander President and Director

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ ANTHONY J. ALEXANDER Anthony J. Alexander	President and Director (principal executive officer)	September 16, 2004
/s/ RICHARD H. MARSH Richard H. Marsh	Senior Vice President, Chief Financial Officer and Director (principal financial officer)	September 16, 2004
/s/ HARVEY L. WAGNER Harvey L. Wagner	Vice President and Controller (principal accounting officer)	September 16, 2004
/s/ LEILA L. VESPOLI Leila L. Vespoli	Senior Vice President, General Counsel and Director	September 16, 2004

S-1

QuickLinks

Table of Contents
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
SUMMARY
Metropolitan Edison Company
The Exchange Offer
The Exchange Notes
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION AND SHORT-TERM DEBT
SUMMARY CONSOLIDATED FINANCIAL INFORMATION
THE EXCHANGE OFFER
DESCRIPTION OF EXCHANGE NOTES
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
WHERE YOU CAN FIND MORE INFORMATION
PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
Power of Attorney
SIGNATURES